SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

AFC ENTERPRISES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PROXY STATEMENT AND NOTICE OF

2002

ANNUAL SHAREHOLDERS MEETING

Notice of 2002 Annual Meeting of Shareholders

About the Meeting
Board of Directors Information
Election of Directors and Director Biographies
Board of Directors Committees
Proposed Amendment to Articles of Incorporation to Increase The Number of Authorized Shares of Common Stock
Proposed Approval and Adoption of the Employee Stock Purchase Plan
Proposed Approval and Adoption of the 2002 Incentive Stock Plan
Proposed Approval of the Material Terms of the Annual Executive Bonus Program
Executive Compensation
Audit Committee Report and Audit Fees
Stock Performance Graph
Stock Ownership
General
Exhibit A —AFC Enterprises, Inc. Employee Stock Purchase Plan
Exhibit B —AFC Enterprises, Inc. 2002 Incentive Stock Plan
Exhibit C —AFC Enterprises, Inc. Annual Executive Bonus Program
Exhibit D —AFC Enterprises, Inc. Audit Committee Charter

Six Concourse Parkway, Suite 1700
Atlanta, Georgia 30328

April 12, 2002

To our Shareholders:

It is our pleasure to invite you to attend our 2002 Annual Meeting of Shareholders, which will be held this year on Tuesday, May 14, 2002, at the Crowne Plaza Ravinia Hotel in Atlanta, Georgia. The annual meeting will start at 9:00 a.m., local time.

On the ballot at this year’s meeting are company proposals (1) for the election of the full board of directors, (2) to amend our Articles of Incorporation to increase the number of authorized shares of our common stock, (3) to approve and adopt the Employee Stock Purchase Plan, (4) to approve and adopt the 2002 Incentive Stock Plan, and (5) to approve the material terms of the Annual Executive Bonus Plan. We also look forward to answering your questions at the meeting in the manner discussed in the proxy statement. If you will need special assistance at the meeting because of a disability, please contact Harold M. Cohen at (770) 353-3302.

Please note that you will need to show that you are a shareholder of AFC Enterprises, Inc. to attend the annual meeting. If your shares are registered in your name, your admission card is included with this proxy statement, and you will need to bring that card with you to the meeting. If your shares are held in the name of your broker or another nominee or you received your proxy materials electronically, you will need to bring evidence of your stock ownership, such as your most recent brokerage account statement, and valid picture identification. You will be able to attend the meeting only if you have either an admission card or proof that you own AFC stock.

If your shares are held in the name of your broker or another nominee, you may have the option to receive future shareholder communications, including our annual report and proxy statement, electronically through the Internet. If this option is available for your shares, you can sign up by following the simple instructions contained in this mailing. Receiving future annual reports and proxy statements through the Internet will be simpler and faster for you, will help us control costs and is friendlier to the environment. If you have a computer with Internet access and this option is available to you, we hope you will follow the instructions and sign up.

Whether or not you plan to attend our annual meeting, you can make certain that your shares are represented at the meeting by promptly completing, signing and returning the enclosed proxy card.

Thank you for your support.

Sincerely,

Frank J. Belatti

Chairman of the Board of Directors
and Chief Executive Officer

NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS

Time:	9:00 a.m. on Tuesday, May 14, 2002

Place:	Crowne Plaza Ravinia-Atlanta Hotel 4355 Ashford Dunwoody Road, N.E. Atlanta, Georgia 30346

Items of Business:	(1) To elect the full board of directors.
(2) To amend the Articles of Incorporation to increase the number of authorized shares of our common stock.
(3) To approve and adopt the Employee Stock Purchase Plan.
(4) To approve and adopt the 2002 Incentive Stock Plan.
(5) To approve the material terms of the Annual Executive Bonus Plan.
(6) To transact other business properly coming before the meeting or any adjournment thereof.

Who Can Vote:	You can vote if you were a shareholder of record of our common stock, par value $.01 per share, on March 29, 2002.

Annual Report:	A copy of our 2001 Annual Report is enclosed.

Date of Mailing:	This notice and the proxy statement are first being mailed to shareholders on or about April 12, 2002.

By Order of the Board of Directors

Allan J. Tanenbaum, Corporate Secretary

About the Meeting	1
Board of Directors Information	3
Election of Directors and Director Biographies	4
Board of Directors Committees	6
Proposed Amendment to Articles of Incorporation to Increase the Number of Authorized Shares of Common Stock	7
Proposed Approval and Adoption of the Employee Stock Purchase Plan	9
Proposed Approval and Adoption of the 2002 Incentive Stock Plan	13
Proposed Approval of the Material Terms of the Annual Executive Bonus Program	17
Executive Compensation	19
Audit Committee Report and Audit Fees	26
Stock Performance Graph	28
Stock Ownership	29
General	32

Exhibit A — AFC Enterprises, Inc. Employee Stock Purchase Plan	A-1
Exhibit B — AFC Enterprises, Inc. 2002 Incentive Stock Plan	B-1
Exhibit C — AFC Enterprises, Inc. Annual Executive Bonus Program	C-1
Exhibit D — AFC Enterprises, Inc. Audit Committee Charter	D-1

ABOUT THE MEETING

What am I voting on?

You will be voting on the following:

•	To elect the full board of directors;
•	To amend our Articles of Incorporation to increase the number of authorized shares of our common stock;

•	To approve and adopt the Employee Stock Purchase Plan;

•	To approve and adopt the 2002 Incentive Stock Plan;
•	To approve the material terms of the Annual Executive Bonus Plan; and
•	To transact such other business as may properly come before the meeting or any adjournment thereof.

Who is entitled to vote?

You may vote if you owned our common stock, par value $.01 per share, as of the close of business on March 29, 2002. Each share of common stock is entitled to one vote. As of March 29, 2002, we had 30,777,111 shares of common stock outstanding.

How do I vote if I do not plan to attend the meeting?

Whether or not you plan to attend the annual meeting, you can arrange for your shares to be voted at the meeting by completing, signing and returning the enclosed proxy card. If your shares are held in the name of your broker or another nominee, you may be able to vote via the Internet or telephone. Please see the enclosed materials for additional details.

Can I vote at the meeting?

You may vote your shares at the meeting if you attend in person and the shares are registered in your name. If your shares are held in the name of your broker or another nominee, you may not vote the shares at the meeting unless you obtain a signed proxy from the record holder. Even if you plan to attend the meeting, we encourage you to vote your shares by completing, signing and returning the enclosed proxy card.

Can I change my vote after I return my proxy card?

You may change your vote at any time before the polls close at the meeting. You may do this by (1) signing another proxy card with a later date and returning it to us prior to the meeting, (2) providing a written notice to Allan J. Tanenbaum, Corporate Secretary, revoking your proxy or (3) voting in person at the meeting.

What if I return my proxy card but do not provide voting instructions?

Proxies that are signed and returned but do not contain instructions will be voted (1) “For” the election of the director nominees named on pages 4 and 5 of this proxy statement, (2) “For” the amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock, (3) “For” the approval and adoption of the Employee Stock Purchase Plan, (4) “For” the approval and adoption of the 2002 Incentive Stock Plan, and (5) “For” the approval of the material terms of the Annual Executive Bonus Plan.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers, other nominees and/or our transfer agent. Please vote all of these shares. We recommend that you contact the record holder of your shares and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is U.S. Stock Transfer Corporation, which may be reached at (818) 502-1404.

How can I attend the meeting?

The annual meeting is open to all holders of AFC common stock. To attend the meeting, you will need to bring evidence of your stock ownership. If your shares are registered in your name, your admission card is included with this proxy statement, and you will need to bring it with you to the meeting. If your shares are held in the name of your broker or another nominee or you received your proxy materials electronically, you will need to bring evidence of your stock ownership, such as your most recent brokerage account statement, and valid picture identification.

ABOUT THE MEETING

May shareholders ask questions at the meeting?

Yes. Representatives of AFC will answer shareholders’ questions of general interest at the end of the meeting. In order to give a greater number of shareholders an opportunity to ask questions, individuals or groups will be allowed to ask only one question and no repetitive or follow-up questions will be permitted.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting in person, if you properly return the enclosed proxy card or if you vote via the Internet or telephone, if permitted to do so. In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of March 29, 2002, must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions will be counted for purposes of establishing a quorum at the meeting.

How many votes are needed to elect directors?

Each nominee must receive the “For” vote of a majority of the shares represented at the meeting in order to be elected. A proxy card marked “Withhold Authority” for a nominee will have the same effect as a vote against that nominee.

How many votes are needed to act on the other proposals at the Annual Meeting?

Each of the other proposals must receive the “For” vote of a majority of the shares represented at the meeting in order to be approved. A properly executed proxy card marked “Abstain” with respect to a proposal will not be voted. Accordingly, an abstention will have the effect of a vote “Against” that proposal.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are held through a brokerage account, your brokerage firm, under certain circumstances, may vote your shares. Brokerage firms have authority to vote shares for which their customers do not provide voting instructions on certain “routine” matters. The election of directors, the proposal to amend our Articles of Incorporation to increase the number of authorized shares of our common stock and the proposal to approve the material terms of the Annual Executive Bonus Plan are routine proposals. The other proposals to be voted on at our annual meeting are not considered routine proposals.

If you do not provide voting instructions to your brokerage firm, the brokerage firm may either: (1) vote your shares on routine matters, or (2) leave your shares unvoted. We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures your shares will be voted at the meeting.

When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting and determining the outcome of the vote on routine matters. However, on non-routine matters, if you do not sign and return your proxy card, your shares will not be voted. Accordingly, these shares are considered not to be present at the meeting for purposes of the non-routine matters and will have no effect on the outcome of the vote on those matters.

Can my shares be voted on matters other than those described in this proxy statement?

Yes. We have not received proper notice of, and are not aware of, any business to be transacted at the meeting other than as indicated in this proxy statement. If any other item or proposal properly comes before the meeting, the proxies received will be voted on those matters in accordance with the discretion of the proxy holders.

BOARD OF DIRECTORS INFORMATION

What is the makeup of the Board of Directors and how often are members elected?

Our Board of Directors currently has 11 members who are all up for election. Each director stands for election each year.

Are any directors not standing for re-election?

No. Each of the 11 current members of our Board of Directors is standing for re-election.

What if a nominee is unwilling or unable to serve?

That is not expected to occur. If it does, proxies voted in favor of the original nominee will be voted for a substitute director nominated by the Board of Directors.

How are directors compensated?

Each director who was not a member of our Board before our initial public offering and is not an employee of AFC, which includes Victor Arias, Jr., Carolyn Hogan Byrd and R. William Ide, III, receives a $15,000 annual retainer, $2,500 per board meeting and $1,000 per committee meeting, if a committee meeting is held on any day other than a day on which a board meeting is held. Each of those directors received an initial grant of 5,000 options upon appointment to the Board (with these options vesting over three years, conditioned upon continued service as a member of our Board) and will receive an annual grant of 5,000 options subject to the same terms. All of our directors are reimbursed for reasonable expenses incurred in attending board meetings.

How often did the Board meet in fiscal 2001?

The Board of Directors met four times during fiscal 2001 and acted once by written consent. Each director attended at least 75% of the meetings of the Board and of the committees of which he or she was a member.

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES

(Item 1 on the proxy card)

Who are this year’s nominees?

The directors standing for election this year to hold office until the 2003 annual meeting of shareholders and until their successors are elected are:

     Frank J. Belatti, age 54, who has served as Chairman of the Board and Chief Executive Officer since we commenced operations in November 1992, following the reorganization of our predecessor. From 1990 to 1992, Mr. Belatti was employed as President and Chief Operating Officer of HFS, the franchisor of hotels for Ramada and Howard Johnson. From 1989 to 1990, Mr. Belatti was President and Chief Operating Officer of Arby’s, Inc., and from 1985 to 1989 he served as the Executive Vice President of Marketing at Arby’s. From 1986 to 1990, Mr. Belatti also served as President of Arby’s Franchise Association Service Corporation, which created and developed the marketing programs and new products for the Arby’s system. Mr. Belatti received the 1999 Entrepreneur of the Year Award from the International Franchise Association. Mr. Belatti serves as a member of the board of directors of RadioShack Corporation and Galyan’s Trading Company, Inc.

     Dick R. Holbrook, age 49, who has served as our President and Chief Operating Officer since August 1995. From November 1992 to July 1995, Mr. Holbrook served as our Executive Vice President and Chief Operating Officer. He has been a director since April 1996. From 1991 to 1992, Mr. Holbrook served as Executive Vice President of Franchise Operations for HFS. From 1972 to 1991, Mr. Holbrook served in various management positions with Arby’s, most recently as Senior Vice President of Franchise Operations. Mr. Holbrook serves on the board of directors of Rare Hospitality International, Inc.

     Gerald J. Wilkins, age 44, who has served as our Chief Financial Officer since December 1995 and as an Executive Vice President since December 2000. He has been a director since May 2001. From 1993 to December 1995, Mr. Wilkins served as Vice President of International Business Planning at KFC International, Inc. Mr. Wilkins also served in senior management positions with General Electric Corporation from 1985 to 1993, including Assistant Treasurer of GE Capital Corporation from 1989 to 1992. Mr. Wilkins serves on the board of directors of Zoo Atlanta and the board of trustees for The Lovett School.

     Victor Arias, Jr., age 45, who has served as a director since May 2001. As of April 2002, Mr. Arias is an executive search consultant for Spencer Stuart, an executive search firm. From 1996 until April 2002, Mr. Arias served as Executive Vice President & Regional Managing Director of DHR International, an executive search firm. From 1993 to 1996, Mr. Arias was Executive Vice President and National Marketing Director of Faison-Stone, a real estate development company. From 1984 to 1993, Mr. Arias was Vice President of La Salle Partners, a corporate real estate services company. He currently serves on the board of trustees of Stanford University.

     Carolyn Hogan Byrd, age 52, who has served as a director since May 2001. Ms. Byrd founded GlobalTech Financial, LLC, a financial services and consulting company headquartered in Atlanta, Georgia, in May 2000 and currently serves as chairman and chief executive officer. From November 1997 to October 2000, Ms. Byrd served as president of The Coca-Cola Financial Corporation. From 1977 to 1997, Ms. Byrd served in a variety of domestic and international positions with The Coca-Cola Company. Ms. Byrd currently serves on the board of directors of Rare Hospitality International, Inc., The St. Paul Companies, Inc. and Circuit City Stores, Inc., and on the Federal Reserve Bank of Atlanta Advisory Board.

     Matt L. Figel, age 42, who has served as a director since April 1996. Mr. Figel founded Doramar Capital, a private investment firm, in January 1997, and currently serves as its Manager. From October 1986 to December 1996, Mr. Figel was employed by Freeman Spogli & Co.

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES

(Item 1 on the proxy card)

     R. William Ide, III, age 61, who has served as a director since August 2001. Mr. Ide presently provides legal services and business consulting through the Offices of R. William Ide. From 1996 to June 2001, Mr. Ide served as Senior Vice President, Secretary and General Counsel of Monsanto Corporation. From 1993 to 1996, Mr. Ide was a partner with Long, Aldridge & Norman, an Atlanta, Georgia law firm. Mr. Ide served as Counselor to the United States Olympic Committee from 1997 to 2001, was president of the American Bar Association from 1993 to 1994 and currently serves on the board of directors of the American Arbitration Association.

     Kelvin J. Pennington, age 43, who has served as a director since May 1996. Since 1992, Mr. Pennington has served as a general partner of PENMAN Asset Management, L.P., the general partner of PENMAN Private Equity and Mezzanine Fund, L.P.

     John M. Roth, 43, who has served as a director since April 1996. Mr. Roth joined Freeman Spogli & Co. in March 1988 and became a principal in 1993. From 1984 to 1988, Mr. Roth was employed by Kidder, Peabody & Co. Incorporated in the Mergers and Acquisitions Group. Mr. Roth also serves as a member of the board of directors of Advance Auto Parts, Inc., Asbury Automotive Group, Inc. and Galyan’s Trading Company, Inc.

     Ronald P. Spogli, age 54, who has served as a director since April 1996. Mr. Spogli is a founding principal of Freeman Spogli & Co., which he founded in 1983. Mr. Spogli also serves as a member of the board of directors of Hudson Respiratory Care, Inc., Century Maintenance Supply, Inc., Advance Auto Parts, Inc. and Galyan’s Trading Company, Inc.

     Peter Starrett, age 54, who has served as a director since September 1998. In August 1998, Mr. Starrett founded Peter Starrett Associates, a retail advisory firm, and currently serves as its President. From 1990 to 1998, Mr. Starrett served as the President of Warner Bros. Studio Stores Worldwide. Previously, he held senior executive positions at both Federated Department Stores and May Department Stores. Mr. Starrett also serves on the boards of directors of Guitar Center, Inc., The Pantry, Inc. and Galyan’s Trading Company, Inc.

OUR BOARD OF DIRECTORS

RECOMMENDS THAT YOU
VOTE FOR THE ELECTION OF
THESE DIRECTORS

BOARD OF DIRECTORS COMMITTEES

What are the committees of the Board?

Our Board of Directors has the following committees:

		NUMBER OF MEETINGS/
NAME OF COMMITTEE		CONSENT ACTIONS IN
AND MEMBERS	PRIMARY FUNCTIONS OF THE COMMITTEE	FISCAL 2001

Executive:
Frank J. Belatti, Chair John M. Roth Ronald P. Spogli	• Exercises the authority of the full Board between board meetings	14

Audit:
Carolyn Hogan Byrd, Chair Kelvin J. Pennington Matt L. Figel	• Makes recommendations to the Board regarding the selection of independent auditors • Receives and accepts the report of independent auditors • Oversees internal systems of accounting controls and procedures	4

People Services (Compensation):
Victor Arias, Jr., Chair John M. Roth Kelvin J. Pennington	• Reviews and recommends compensation of directors and executive officers • Makes grants of stock awards to officers pursuant to stock plans • Administers stock and bonus plans	1 *

Strategic Development:
R. William Ide, III, Chair Frank J. Belatti Dick R. Holbrook	• Makes recommendations for strategic plans, including potential mergers and acquisitions and financing alternatives	0

*	The People Services (Compensation) Committee was not established until August 2001. Prior to this time, the functions of the People Services (Compensation) Committee were carried out by our Board of Directors.

PROPOSED AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE THE NUMBER

OF AUTHORIZED SHARES OF COMMON STOCK
(Item 2 on the proxy card)

What am I voting on?

A proposal to amend our Articles of Incorporation to increase the number of authorized shares of AFC common stock from 50,000,000 shares to 150,000,000 shares.

How will the Articles of Incorporation be amended if the proposal is approved?

If the proposal is approved, Section 1 of Article 3 of the Articles of Incorporation will be amended to read as follows:

Section 1. Authorized Classes of Stock. The total number of shares which this Corporation is authorized to issue is 152,500,000 shares, of which 150,000,000 shares of the par value $.01 per share are designated Common Stock (herein referred to as “Common Stock”) and 2,500,000 shares of the par value $.01 per share are designated Preferred Stock (herein referred to as “Preferred Stock”). Shares of any class of stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

What is authorized stock?

Our Articles of Incorporation establishes the maximum number of shares of common stock that we may issue without obtaining additional shareholder approval. This is called authorized stock.

What is the difference between authorized stock and issued stock?

Shares that have already been issued are referred to as “issued” or “issued and outstanding.” The difference between the total number of authorized shares and the number of issued shares is the number of shares that we may issue in the future without amending our Articles of Incorporation. Minnesota law and the rules and regulations of the Nasdaq National Market require shareholder approval of issuances under certain circumstances.

For example, as of March 29, 2002, we had 50,000,000 shares authorized and 30,777,111 shares issued and outstanding. As a result, as of that date we could issue an additional 19,222,889 shares. If the amendment to our Articles of Incorporation had been adopted prior to that date, we could have issued an additional 100,000,000, for a total of 119,222,889 shares available for issuance. In the interest of simplicity, in this example we have ignored shares reserved for issuance upon exercise of stock options, under our other employee benefits plans and for other purposes.

What rights will the new authorized shares have?

If approved, the additional shares of common stock will have the same voting and other rights as all other shares of our common stock.

Why does the Board want to increase the number of authorized shares?

Our Board of Directors believes that the availability of additional authorized but unissued shares will provide us with the flexibility to issue common stock for a variety of corporate purposes, such as to effect future stock splits in the form of stock dividends, to make acquisitions through the use of stock, to raise equity capital or to reserve additional shares for issuance under employee benefit plans. We do not have any current plans, agreements or understandings for common stock issuances that in the aggregate would involve the use of a number of shares of common stock that exceeds the amount of our common stock currently authorized but unissued.

Could the authorization of additional shares have any adverse effect on our shareholders?

Future issuances of shares of common stock or securities convertible into common stock would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing shareholders. In addition, the availability of additional shares of common stock for issuance could discourage or make more difficult efforts to obtain control of AFC. Our Board of Directors will be able to issue these additional shares without shareholder approval, subject to Nasdaq National Market requirements.

What action has the Board of Directors taken?

Our Board of Directors has unanimously adopted resolutions setting forth the proposed amendment to the Articles of Incorporation and directing that the proposed amendment be submitted to the shareholders at the annual meeting for approval with the Board of Directors’ recommendation.

What action will AFC take if this proposal is adopted?

If this proposal is adopted by the shareholders, the amendment to the Articles of Incorporation will become effective upon filing of an appropriate certificate with the Secretary of State of the State of Minnesota.

OUR BOARD OF DIRECTORS

RECOMMENDS THAT YOU
VOTE FOR THE
ADOPTION OF THIS PROPOSAL

PROPOSED APPROVAL AND ADOPTION OF THE EMPLOYEE STOCK

PURCHASE PLAN
(Item 3 on the proxy card)

What am I voting on?

A proposal to approve and adopt the Employee Stock Purchase Plan. A copy of the plan is attached to this proxy statement as Exhibit A and the following summary is qualified in its entirety by reference to the specific terms of the plan. The Board of Directors has approved and adopted the plan and directed that it be submitted to the shareholders at the annual meeting for approval with the Board of Directors’ recommendation.

Why does the Board want to approve and adopt the Employee Stock Purchase Plan?

Our Board considers the approval and adoption of this plan as a key benefit to our employees. The plan will encourage and enable our employees to own our stock so that they have a vested interest in our success and their interests are aligned with those of our shareholders. Many companies similar to ours have found that this type of plan is very popular with their employees, and we wish to implement a stock purchase plan to capitalize on this success.

How many shares can be issued under the plan?

The plan reserves for issuance up to 750,000 shares of our common stock.

Who is eligible to participate in the plan?

The plan is intended to qualify as an “employee stock purchase plan” within the meaning of section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). All employees who work for us or a participating subsidiary corporation more than 20 hours per week on a regular basis are eligible to participate in the plan, other than certain highly compensated employees (as defined in section 414(q) of the Code) or an employee who would own, immediately after the right to purchase stock under the plan is granted, stock possessing 5% or more of the total voting power or value of all of our stock. Participation in the plan is voluntary. As of March 29, 2002, approximately 12,000 employees would have been eligible to participate in the plan.

Who administers the plan?

The People Services (Compensation) Committee of our Board of Directors administers the plan. Subject to the terms of the plan, the People Services (Compensation) Committee has the power to construe and interpret the plan, and may delegate, in whole or in part, its power and authority to another person.

How does the plan work?

This plan is implemented by a series of overlapping offering periods of approximately 12 months duration, with new offering periods commencing on or about the first day of our fiscal year and the first day of our accounting period 8 (approximately July 1), or at such other times as may be determined by the People Services (Compensation) Committee. There will be an enrollment period (no longer than 30 days) for each offering period, and each offering period will (unless otherwise determined by the People Services (Compensation) Committee) consist of two consecutive purchase periods each of approximately 6-months duration.

Eligible employees may elect to participate in the plan for an offering period by properly completing and filing an authorization form with us at any time during the enrollment period set by the People Services (Compensation) Committee. An eligible employee, as part of his or her election to participate in the plan, will authorize us to withhold a specified dollar amount (not less than $10 per pay period) from his or her compensation during the offering period for purposes of purchasing shares of our common stock, subject to a maximum of $15,000 (or such other amount as set by the People Services (Compensation) Committee) during any calendar year. A participating employee may not make any contribution under the plan except through payroll deduction.

Each employee who participates in an offering period automatically will be granted as of the first day of the offering period the right to purchase at the purchase price (as described below) a maximum number of shares of our common stock to be determined and specified by the People Services (Compensation) Committee on or before the first day of the offering period. In addition, with respect to each offering period and purchase period, the People Services (Compensation) Committee also may specify on or before the first day of the offering period or purchase period a maximum number of shares of stock that will be made available under the plan for the offering period or purchase period.

An employee’s authorization for an offering period that begins on the first day of our fiscal year will continue in effect for each offering period thereafter that also begins on the first day of our fiscal year until amended or cancelled by the employee as discussed below. Similarly, an employee’s authorization for an offering period that begins on the first day of our accounting period 8 will continue in effect for each offering period thereafter that also begins on the first day of our accounting period 8 until amended or cancelled by the employee as discussed below.

An employee’s authorization for an offering period that begins on the first day of our fiscal year may be amended during an enrollment period for that offering period, and an employee’s authorization for an offering period that begins on the first day of our accounting period 8 may be amended during an enrollment period for that offering period.

An employee who has elected to purchase stock for an offering period may cancel his or her election in its entirety during a purchase period. If an employee cancels his or her election during a purchase period, he or she may elect to (1) have the amount credited to his or her account at the time of cancellation applied to the purchase of the number of shares that such amount will purchase at the end of the purchase period, or (2) receive the cash balance then credited to his or her account.

On the last day of a purchase period, unless a participating employee has withdrawn the contributions credited to his or her account, the balance then credited to an employee’s account automatically will be used to purchase from us whole shares of common stock at the purchase price, up to the maximum number of shares permitted under the plan. The maximum amount that can be purchased during any purchase period also may be limited by the number of authorized shares remaining for sale under the plan. In addition, in accordance with section 423 of the Code, in no event may an employee purchase more than $25,000 of common stock during any calendar year.

If a participating employee’s account has a cash balance remaining at the end of a purchase period (other than a balance that represents the value of a fractional share), such balance will be refunded to the employee in cash following the purchase period. Any balance representing the value of a fractional share will be carried forward to the next purchase period.

The purchase price for shares of common stock under the plan for a purchase period will be the lesser of 85% of the closing sale price per share of common stock quoted on the Nasdaq National Market on the first day of the offering period or 85% of such closing price on the last day of the purchase period.

Termination of employment for any reason during a purchase period automatically will be treated as an election by a participating employee to withdraw the cash balance credited to his or her account at that time, except that if an employee with an election in effect under the plan dies, his or her legal representative may elect prior to the end of the purchase period to (1) have the amount credited to the employee’s account at the time of his or her death applied to the purchase of the number of shares that such amount will purchase at the end of the purchase period, or (2) cancel in full the election to purchase shares and receive the cash balance credited to the employee’s account at that time.

What are the tax consequences of participating in the plan?

The plan, as well as the rights of employees to purchase stock under the plan, is intended to qualify as an “employee stock purchase plan” under section 423 of the Code. The following is a general summary of the federal income tax consequences of the plan, assuming the plan satisfies the requirements of section 423, based on current federal income tax laws, regulations (including proposed regulations) and judicial and administrative interpretations thereof, all of which are frequently amended, and which may be retroactively applied to transactions described herein. Individual circumstances may vary these results. Furthermore, individuals participating in the plan may be subject to taxes other than federal income taxes, such as federal employment taxes, state and local income taxes and estate or inheritance taxes.

The amounts deducted from a participating employee’s pay to purchase shares will be taxable income to the employee and must be included in gross income for federal income tax purposes in the year in which the amounts otherwise would have been paid to the employee. An employee will not be required to recognize any income for federal income tax purposes upon the purchase of shares. However, the employee will determine his or her taxable income for the year in which he or she sells or otherwise disposes of shares purchased under the plan in accordance with the following paragraphs.

The federal income tax consequences of a sale or disposition of shares acquired under the plan depend in part on the length of time the shares are held by an employee before such sale or disposition. If an employee sells or otherwise disposes of shares acquired under the plan (other than any transfer resulting from his or her death) within two years after the first day of the offering period for the shares, the employee must recognize ordinary income in the year of such sale or disposition in an amount equal to the excess of (1) the fair market value of the shares on the date the shares were purchased by him or her over (2) his or her purchase price. This amount of ordinary income is recognized by the employee even if the fair market value of the shares has decreased since the date the shares were purchased, and the ordinary income recognized is added to his or her basis in the shares. Any gain realized on the sale or disposition in excess of the basis in the shares (after increasing the basis by the amount of the ordinary income recognized) will be taxed as capital gain, and any loss realized (after increasing the basis in the shares by the ordinary income recognized) will be a capital loss. Whether the capital gain or loss will be long-term or short-term gain or loss will depend on how long the shares were held.

If an employee sells or otherwise disposes of shares acquired under the plan after holding the shares for two years after the first day of the offering period for the shares, or the employee dies, he or she must include as ordinary income in the year of sale (or his or her taxable year ending with his or her death) an amount equal to the lesser of (1) the excess of the fair market value of the shares on the first day of the offering period over 85% of the closing sale price of the shares on the first day of the offering period, or (2) the excess of the fair market value of the shares on the date he or she sells or otherwise disposes of the shares, or on the date of his or her death, over the purchase price. Except in the case of a transfer as a result of death, the amount of ordinary income recognized by the employee is added to his or her basis in the shares. The basis of shares transferred as a result of the death of an employee will not be increased as a result of the ordinary income recognized by the deceased employee. Any gain realized on the sale or disposition in excess of the employee’s basis (after increasing the basis in the shares by the ordinary income recognized) will be taxed as a long-term capital gain. Any loss realized will be treated as long-term capital loss.

May a participant transfer his or her right to purchase stock under the plan?

No employee may assign, transfer or otherwise dispose of the balance credited to his or her account or his or her right to purchase our common stock under the plan except by will or the applicable laws of descent and distribution.

What happens under the plan if there is a change in our capitalization?

Upon a change in our capitalization, such as a stock dividend or stock split, the People Services (Compensation) Committee will adjust the shares reserved for issuance under the plan, the shares covered by outstanding participant elections and the purchase price for such elections as it determines equitable.

How is the plan amended? When does it terminate?

Our Board of Directors may amend the plan to the extent that the Board deems necessary or appropriate in light of, and consistent with, section 423 of the Code, the laws of Georgia and the laws of Minnesota. Any such amendment will be subject to shareholder approval to the extent such approval is required under section 423, the laws of Georgia, the laws of Minnesota or other applicable law. Our Board of Directors also may terminate the plan or any offering made under the plan at any time; provided, however, the Board may not modify, cancel, or amend any stock purchase right for a purchase period after the beginning of the purchase period unless (1) each participating employee consents in writing to the modification, amendment or cancellation, (2) the modification only accelerates the purchase date for the purchase period, or (3) the Board acting in good faith deems that such action is required under applicable law.

If not earlier terminated by our Board of Directors, the plan will terminate on the tenth anniversary of its adoption.

OUR BOARD OF DIRECTORS

RECOMMENDS THAT YOU
VOTE FOR THE
ADOPTION OF THIS PROPOSAL

PROPOSED APPROVAL AND ADOPTION OF THE 2002 INCENTIVE STOCK PLAN

(Item 4 on the proxy card)

What am I voting on?

A proposal to approve and adopt the 2002 Incentive Stock Plan. A copy of the plan is attached to this proxy statement as Exhibit B and the following summary is qualified in its entirety by reference to the specific terms of the plan. The Board of Directors has approved and adopted the plan and directed that it be submitted to the shareholders at the annual meeting for approval with the Board of Directors’ recommendation.

Why does the Board want to approve and adopt the 2002 Incentive Stock Plan?

The plan will promote the interest of our company by authorizing the People Services (Compensation) Committee of our Board of Directors to grant stock options and stock appreciation rights (“SARs”) and to make stock grants to key employees and directors to (1) attract and retain such individuals, (2) provide an additional incentive to such individuals to increase the value of our stock, and (3) provide such individuals with a stake in our future that corresponds to the stake of our shareholders. We believe the plan will provide us with greater flexibility, since our Board of Directors will have the ability to grant incentive stock options and stock appreciation rights and make stock grants, and will ensure that we are able to make a sufficient number of grants to accommodate our future growth.

How many shares can be issued under the plan?

The plan reserves for issuance up to 4,500,000 shares of our common stock. Shares of stock subject to options or other awards under the plan that are cancelled, exchanged or not exercised during their term, or that otherwise are forfeited, generally will be available for new awards under the plan.

Who is eligible for awards under the plan?

Options and other awards under the plan generally may be granted to any of our employees or non-employee directors, and employees of subsidiary corporations and designated affiliated companies. Options intended to qualify for special tax treatment as incentive stock options (“ISOs”) under section 422 of the Code, however, may be granted only to our employees and employees of our subsidiary corporations.

During any calendar year, no single employee may be granted options to purchase more than 250,000 shares or SARs with respect to more than 250,000 shares, unless the grant is made in connection with the initial employment of an individual or the People Services (Compensation) Committee of our Board of Directors determines exceeding such caps is in our best interest.

As of March 29, 2002, approximately 1,600 employees were eligible to participate in the plan.

Who administers the plan?

The People Services (Compensation) Committee of our Board of Directors administers the plan. Subject to the terms of the plan, the People Services (Compensation) Committee has the power to select eligible participants to receive options and other awards under the plan, determine the terms and conditions of such awards, and construe and interpret the plan and grants made under the plan.

How do options under the plan work?

A stock option is the right to purchase a specified number of shares of our common stock in the future for an option exercise price established at the time the option is granted. Options granted under the plan may be ISOs or options not intended to qualify under section 422 of the Code (“NQOs”).

The option exercise price per share of common stock purchased upon exercise of an option must equal at least 100% of the fair market value (as defined in the plan) of a share of stock on the date of the option grant. In addition, in the case of an ISO granted to a 10% shareholder, the option price per share must equal at least 110%

of the fair market value. Options are exercisable as set forth in each option certificate that evidences the option grant, and the term of an option may not exceed ten years, except in the case of an ISO granted to a 10% shareholder, in which case the term may not exceed five years.

Upon the exercise of an option, the option exercise price for the shares purchased must be paid by cash or check or, if permitted in the option certificate, in shares of our common stock that have been held by the optionee for at least six months. The People Services (Compensation) Committee also may provide for an option to be exercised through a cashless exercise procedure through the sale of stock, facilitated by a third party we designate.

How do SARs under the plan work?

A SAR is a right to receive (upon exercise of the SAR) the appreciation in the fair market value of a share of our common stock from the date the SAR was granted. SARs may be granted under the plan in connection with stock options or as stand-alone awards. A SAR granted in connection with a stock option is exercisable only at such time or times, and to the extent that, the option to which it relates is exercisable.

Upon the exercise of a SAR, the SAR holder will receive an amount in cash, our stock or both (as determined by the People Services (Compensation) Committee) equal in value to the excess of the fair market value (as defined in the plan) of one share of our stock on the date of exercise over the price per share (which cannot be less than fair market value at the time the SAR is granted) specified in the related grant certificate, multiplied by the number of shares for which the SAR is exercised. To the extent a SAR granted in connection with a stock option is exercised, the related stock option will no longer be exercisable. Similarly, to the extent an option granted with a SAR is exercised, the SAR will no longer be exercisable.

How do stock grants under the plan work?

A stock grant under the plan is an award of our common stock that may be subject to conditions prior to grant and may be subject to objective employment, performance or other forfeiture conditions. The People Services (Compensation) Committee of our Board of Directors will impose such grant and forfeiture conditions, if any, as it determines appropriate, which may include, for example, continuous employment for a specified term or the attainment of specific performance goals.

A stock grant recipient has the right to receive all cash dividends on the shares while the shares are subject to forfeiture, but will not be entitled to stock dividends unless and until the grant vests. A stock grant recipient also will have the right to vote the shares issued under his or her stock grant during the period the shares are subject to forfeiture.

May a participant transfer awards granted under the plan?

Absent the consent of the People Services (Compensation) Committee, options, SARs and stock grants under the plan are not transferable except by will or the applicable laws of descent and distribution.

What happens to an award under the plan if there is a change in our capitalization?

Upon a change in our capitalization, such as a stock dividend or stock split, or a corporate transaction, such as any merger, consolidation, separation, reorganization, or liquidation, the People Services (Compensation) Committee will adjust the shares reserved for issuance under the plan, the individual calendar year award limits under the plan, the shares subject to outstanding options and other awards granted under the plan, the exercise price of outstanding options, the base price of outstanding SARs, and the conditions applicable to outstanding stock grants, as it determines equitable.

What happens to an award if there is a sale or merger of AFC or other change in control?

If (1) we agree on any date (whether or not the agreement is subject to the approval of our shareholders) to sell all or substantially all of our assets or agree to any merger, consolidation, reorganization, division or other corporate transaction in which our common stock is converted into another security or into the right to receive securities or property or (2) a tender offer is made on any date which could lead to a “change in control” (as defined in the plan) (other than a tender offer by us or an employee benefit plan we maintain) and our Board of Directors does not recommend to our shareholders that the tender offer be rejected or (3) a “change in control” (as defined in the plan) otherwise occurs, all outstanding stock options and SARs will become exercisable immediately, and all restrictions imposed on outstanding stock grants will lapse. In addition, our Board of Directors will have the right (to the extent required as part of the transaction) to cancel all outstanding options, SARs and stock grants after providing each award holder a reasonable period to exercise his or her options and SARs and to take such action as necessary to receive the shares subject to the stock grants.

How is the plan amended? When does it terminate?

Our Board of Directors may amend, suspend or terminate the plan, in whole or in part, at any time. No amendment, however, may be made absent the approval of our shareholders to the extent such approval is required under applicable law. Further, no amendment may be made to the plan provision addressing a sale, merger or change in control (which is described in the prior question and answer) on or after the date any of the events described in such provision have occurred which might adversely affect any rights that otherwise vest on that date. In addition, our Board of Directors generally may not modify or cancel an option, SAR or stock grant absent the effected participant’s consent, other than in connection with certain corporate transactions.

If not earlier terminated by our Board of Directors, the plan will terminate on the tenth anniversary of its adoption or the date on which all shares reserved for issuance under the plan have been issued, if earlier.

What are the tax consequences of participating in the plan?

The following is a general summary of the federal income tax consequences of the plan based on current federal income tax laws, regulations (including proposed regulations) and judicial and administrative interpretations thereof, all of which are frequently amended, and which may be retroactively applied to transactions described herein. Individual circumstances may vary these results. Furthermore, individuals participating in the plan may be subject to taxes other than federal income taxes, such as federal employment taxes, state and local income taxes and estate or inheritance taxes.

Stock Options:

Each option granted under the plan is either an ISO or a NQO. The grant of an option will not result in any federal income tax to the recipient or result in an income tax deduction us.

Upon the exercise of a NQO, an employee or director generally will recognize ordinary income in an amount equal to the excess of the fair market value of the shares over the option exercise price. Such fair market value generally will be determined on the date the shares are transferred pursuant to the exercise. If, however, the employee’s or director’s sale of the shares within six months of the transfer would subject him or her to suit under section 16(b) of the Securities Exchange Act of 1934, the employee or director will not recognize income on the date the shares are transferred to him or her, but will recognize income at a later date. In this case, income will be based on the difference between the option exercise price and the fair market value of the shares on the date that is the earlier of (1) six months after the date of the transfer or (2) the first date that the shares can be sold by the employee or director without liability under section 16(b). However, if the employee or director timely elects under section 83(b) of the Code, fair market value of the shares will be determined on the date the shares are transferred pursuant to the exercise without regard to the effect of section 16(b). We generally will be entitled to a corresponding federal income tax deduction when ordinary income is recognized. The sale or other taxable disposition of shares of stock acquired through the exercise of a NQO generally will result in a short-term or long-term capital gain or loss equal to the difference between the amount realized on the disposition and the fair market value of the shares when ordinary income was recognized.

Upon the exercise of an ISO, an employee normally will not recognize any income for federal income tax purposes and we normally will not be entitled to any federal income tax deduction. However, the excess of the fair market value of the shares transferred upon the exercise over the option exercise price of such shares (the “Spread”) generally will constitute an adjustment to income for purposes of calculating the alternative minimum tax (“AMT”) of the employee for the year in which the option is exercised, and such employee’s federal income tax liability may be increased under the AMT as a result of such exercise.

If the stock transferred pursuant to the exercise of an ISO is disposed of within two years from the grant date or within one year from the date of exercise (the “holding periods”), the employee generally will recognize ordinary income equal to the lesser of (1) the gain realized (i.e., the excess of the amount realized on the disposition over the option exercise price) or (2) the Spread. The balance, if any, of the employee’s gain over the amount treated as ordinary income on the disposition generally will be long-term or short-term capital gain depending upon the holding period. We normally will be entitled to a federal income tax deduction equal to any ordinary income recognized by the employee.

If the holding periods are met, the disposition of shares acquired upon the exercise of an ISO generally will result in long-term capital gain or loss treatment with respect to the difference between the amount realized on the disposition and the option exercise price. We will not be entitled to any federal income tax deduction as a result of a disposition of such shares after the holding periods.

Special rules not discussed above will apply to an employee or director who exercises an option by paying the option price by the transfer to us of shares of our common stock.

Stock Appreciation Rights:

The grant of SARs ordinarily will not result in taxable income to an employee or director or a federal income tax deduction for us. Upon the exercise of a SAR, an employee or director will recognize ordinary income and we normally will have a corresponding deduction in an amount equal to the cash or the fair market value of the shares of stock received by the employee or director.

Stock Grants:

An employee or director who receives a stock grant under the plan generally will be taxed at ordinary income rates on the fair market value of the shares when they vest. However, an employee or director who timely elects under section 83(b) of the Code will recognize ordinary income on the date of issuance of the stock equal to the fair market value of the shares on that date. If a section 83(b) election is made, no additional taxable income will be recognized by the employee or director at the time the shares vest. However, if such shares are forfeited, no tax deduction is allowable to the employee or director for the forfeited shares. We normally will be entitled to a deduction at the time when, and in the amount that, the employee or director recognizes ordinary income, subject to a $1 million deduction limitation under section 162(m) of the Code with respect to certain officers.

OUR BOARD OF DIRECTORS

RECOMMENDS THAT YOU
VOTE FOR THE
ADOPTION OF THIS PROPOSAL

PROPOSED APPROVAL OF THE MATERIAL TERMS OF THE ANNUAL EXECUTIVE

BONUS PROGRAM
(Item 5 on the proxy card)

What am I voting on?

A proposal to approve the material terms of our Annual Executive Bonus Program. A copy of the program is attached to this proxy statement as Exhibit C and the following summary is qualified in its entirety by reference to the specific terms of the program.

Under section 162(m) of the Code, we cannot deduct compensation paid in any fiscal year to our chief executive officer or our other four most highly compensated executive officers
(our “covered officers”) for such year that exceeds $1 million unless such compensation meets the requirements for performance-based compensation under section 162(m). We have not had a deduction denied to date based on section 162(m). However, the People Services (Compensation) Committee of our Board of Directors proposes that any annual or quarterly bonuses paid to any covered officer in the future which potentially may exceed the section 162(m) limitation meet (to the extent practicable) the requirements for
performance-based compensation. One of those requirements under section 162(m) is that our shareholders approve the material terms of our annual executive bonus program.

Because section 162(m) only limits our income tax deductions for compensation paid in any fiscal year to a covered officer, we are seeking shareholder approval only with respect to the material terms of our annual executive bonus program as the program relates to our covered officers. If the material terms of the program are not approved by our shareholders, the program nevertheless can remain in effect and bonuses can be paid to participants who are not covered officers. Further, the People Services (Compensation) Committee retains the authority to develop and implement alternative means of fairly compensating our officers and other executives, including any covered officers, and such compensation may be paid in addition to, or in lieu of, compensation paid under our annual executive bonus program.

What is the purpose of the program?

The purpose of our annual executive bonus program is to give each participant the opportunity to receive an annual bonus for each fiscal year and/or quarter or quarters thereof payable in cash if, and to the extent, the People Services (Compensation) Committee determines that the performance goals set by the committee for the participant for such year, quarter or quarters, as applicable, have been achieved.

Who administers the program?

Our annual executive bonus program is administered by the People Services (Compensation) Committee of our Board of Directors, each member of which is an “outside director” within the meaning of section 162(m) of the Code.

Who is eligible to participate in the program?

Each of our executive officers, including our chief executive officer, and any of our other employees who are deemed to be key employees by our People Services (Compensation) Committee will be eligible to be participants in our annual executive bonus program for any fiscal year, quarter or quarters thereof. The People Services (Compensation) Committee in the exercise of its discretion will pick which executive officers and key employees will participate in the program for each fiscal year, quarter or quarters.

How does the program work?

If an annual bonus is to be paid for a fiscal year, the People Services (Compensation) Committee will establish performance goals for each participant for such fiscal year no later than 90 days after the beginning of such year, and if bonuses based on one or more fiscal quarters are to be paid, the People Services (Compensation) Committee will establish performance goals for each participant for such quarter or quarters before 25% of the quarter or quarters (as the case may be) has elapsed. The performance goals for each participant may be different and, further, each participant’s performance goals may be based on different business criteria. However, all performance goals will be based on one or more of the following business criteria: (1) our return over capital costs or increases in our return over capital costs; (2) our system-wide sales or the growth in system-wide sales; (3) our total earnings or the growth in total earnings; (4) our consolidated earnings or the growth in consolidated earnings; (5) our earnings per share or the growth in earnings per share; (6) our net earnings or the growth in net earnings; (7) our earnings before interest expense, taxes, depreciation, amortization and other non-cash items or the growth in such earnings; (8) our earnings before interest and taxes or the growth in such earnings; (9) our consolidated net income or the growth in consolidated net income; (10) the value of our common stock or the growth in such value; (11) our stock price or the growth in our stock price; (12) our return on assets or the growth in return on assets; (13) our cash flow or the growth in cash flow; (14) our total shareholder return or the growth in total shareholder return; (15) our expenses or the reduction of our expenses; (16) our system unit growth; (17) our overhead ratios or changes in overhead ratios; and (18) our operating margins or the growth in operating margins. The performance goals for each participant will (as the People Services (Compensation) Committee deems appropriate) be based on business criteria related to company-wide performance, division-specific performance, department-specific performance, plant or facility-specific performance, personal goal performance or any combination of such business criteria.

What is the maximum amount of compensation bonus program participants can receive?

The maximum annual bonus payable under the program to any participant for any fiscal year is 300% of the base salary that is paid to such participant in such fiscal year or $3,000,000, whichever is less. In addition, no bonus will be paid to any participant for any one or more fiscal quarters under the program to the extent such bonus would exceed 300% of the base salary that is paid to such participant in such one or more fiscal quarters included in the measurement period or $750,000 for each fiscal quarter included in the measurement period, whichever is less. A bonus will be paid to a participant under the program for a fiscal year, quarter or quarters, as applicable, only to the extent the participant satisfies his or her performance goals for the bonus for such fiscal year, quarter or quarters, and the People Services (Compensation) Committee will certify the extent, if any, to which a participant has satisfied his or her performance goals for a fiscal year, quarter or quarters. Finally, the People Services (Compensation) Committee will have the discretion to reduce (but not to increase) the bonus payable under the program to any participant if the committee for any reason deems such reduction appropriate under the circumstances.

How is the program amended? When does it terminate?

The People Services (Compensation) Committee has the power to amend the program from time to time as the committee deems necessary or appropriate and to terminate the program if the committee deems such termination is in our best interest.

Estimate of benefits under the program.

The People Services (Compensation) Committee will (subject to our shareholders approving the material terms of the program) set performance goals under the program for each participant for the remaining quarters of fiscal 2002 based on our earnings per share and the other business criteria discussed above. It is not possible to determine today the extent to which any performance goals will be satisfied for the remaining quarters of fiscal year 2002 or what base salary will be paid in fiscal year 2002 and thus what bonuses will be for this year. We are also unable to determine what the bonuses would have been for fiscal year 2001 had the program been in effect for such year, since the People Services (Compensation) Committee has not yet set the 2002 performance goals under the program for each participant.

OUR BOARD OF DIRECTORS

RECOMMENDS THAT YOU
VOTE FOR THE
ADOPTION OF THIS PROPOSAL

EXECUTIVE COMPENSATION

The following table sets forth the compensation received for services rendered to us by our Chief Executive Officer and the other five most highly compensated executive officers whose salary and bonus exceeded $100,000 for 2001. We refer to these individuals as our named executive officers.

SUMMARY COMPENSATION TABLE

				Long-Term
				Compensation

		Annual Compensation		Securities
				Underlying	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Options(#)	Compensation(2)

Frank J. Belatti	2001	$574,999	$382,812	60,000	$18,360
Chairman of the Board and	2000	529,328	432,500	33,333	18,360
Chief Executive Officer	1999	500,000	500,000	30,000	18,360

Dick R. Holbrook	2001	424,999	285,812	46,666	6,395
President and Chief Operating	2000	376,422	245,000	26,666	6,935
Officer	1999	350,000	240,000	25,000	8,435

Gerald J. Wilkins	2001	350,000	362,359	40,531	22,414
Executive Vice President and	2000	325,481	200,000	20,000	5,510
Chief Financial Officer	1999	293,077	169,500	20,000	6,723

Samuel N. Frankel	2001	330,000	155,941	16,666	123,995
Executive Vice President,	2000	332,885	179,300	20,000	14,495
Secretary and General Counsel(3)	1999	315,000	211,500	13,333	32,745

Jon Luther	2001	339,999	271,857	33,333	14,544
President of Popeyes	2000	319,962	175,000	13,333	14,544
Chicken & Biscuits	1999	293,654	82,000	20,000	14,544

Hala Moddelmog	2001	339,999	113,156	30,000	4,285
President of Church’s Chicken	2000	324,692	100,000	16,666	3,010
	1999	293,654	120,000	20,000	3,937

(1)	The bonus amounts shown for 2001, 2000 and 1999 for all named executive officers other than Messrs. Wilkins and Luther and Ms. Moddelmog reflect annual payments that were based solely on our performance during 2001, 2000 and 1999, as determined using performance objectives established for 2001, 2000 and 1999. The amounts shown for Messrs. Wilkins and Luther and Ms. Moddelmog were largely based on the performance objectives established for 2001, 2000 and 1999.

(2)	Includes life insurance premiums that we paid for split dollar life insurance policies for Mr. Belatti in the amount of $18,360 in 2001, 2000 and 1999, for Mr. Holbrook in the amount of $6,935 in 2001, 2000 and 1999, for Mr. Wilkins in the amount of $3,816 in 2001, 2000 and 1999, for Mr. Frankel in the amounts of $123,995 in 2001, pursuant to the terms of his employment agreement, $14,495 in 2000 and $32,745 in 1999, for Mr. Luther in the amount of $14,544 in 2001, 2000 and 1999, and for Ms. Moddelmog in the amount of $1,735 in 2001, 2000 and 1999. Also includes amounts that we credited to accounts under our Deferred Compensation Plan for Mr. Holbrook in the amount of $1,500 in 1999, and for Mr. Wilkins in the amounts of $18,598 in 2001, $1,694 in 2000 and $2,907 in 1999. Also includes matching contributions that we made pursuant to our 401(k) Savings Plan for Ms. Moddelmog in the amounts of $2,550 in 2001, $1,275 in 2000 and $2,202 in 1999.

(3)	Mr. Frankel retired as our Secretary and General Counsel in February 2001 and as our Executive Vice President in December 2001.

EXECUTIVE COMPENSATION

OPTION GRANTS IN LAST FISCAL YEAR

      The following table provides summary information regarding stock options granted during fiscal 2001 to each of our named executive officers. The potential realizable value is calculated assuming that the fair market value of our common stock appreciates at the indicated annual rate compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. The assumed rates of appreciation are mandated by the rules of the SEC and do not represent our estimate of the future prices or market value of our common stock.

					Potential Realizable Value
					at Assumed
	Number of	% of Total			Annual Rates of Stock
	Securities	Options			Price Appreciation
	Underlying	Granted to	Exercise		for Option Term
	Options	Employees	Price Per	Expiration
Name	Granted(1)	in Fiscal Year	Share	Date	5%	10%

Frank J. Belatti	60,000	7.03%	$15.00	01/01/2008	$366,390	$853,845
Dick R. Holbrook	46,666	5.47	15.00	01/01/2008	284,966	664,092
Gerald J. Wilkins	40,531	4.75	15.00	01/01/2008	247,503	576,787
Samuel N. Frankel	16,666	1.95	15.00	01/01/2008	101,771	237,170
Jon Luther	33,333	3.90	15.00	01/01/2008	203,548	474,354
Hala Moddelmog	30,000	3.51	15.00	01/01/2008	183,195	426,923

(1)	Option grants were made under the 1996 Nonqualified Stock Option Plan and are exercisable in four equal annual increments beginning on January 1, 2002.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

      The following table provides summary information concerning exercises of stock options by each of our named executive officers during fiscal 2001 and the shares of common stock represented by outstanding options held by each of our named executive officers as of December 30, 2001. The values of unexercised options at fiscal year-end is based upon $28.50, the fair market value of our common stock at December 28, 2001 (the last trading day of fiscal 2001), less the exercise price per share.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
			Options at Fiscal Year-End		Fiscal Year-End
	Shares Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Frank J. Belatti	30,000	$540,600	1,211,286	217,779	$34,521,651	$6,206,702
Dick R. Holbrook	—	—	519,758	145,833	14,813,103	4,156,241
Gerald J. Wilkins	29,000	647,380	113,804	117,198	3,243,414	3,340,143
Samuel N. Frankel	—	—	358,020	38,333	10,203,570	1,092,491
Jon Luther	16,300	245,743	73,697	103,334	2,100,365	2,945,019
Hala Moddelmog	56,000	821,643	71,801	92,501	2,046,329	2,636,279

EXECUTIVE COMPENSATION

REPORT ON EXECUTIVE COMPENSATION

      Filings made by companies with the Securities and Exchange Commission (the “SEC”) sometimes “incorporate information by reference.” This means that you are being referred to information that has been previously filed with the SEC and that this information should be considered as part of the filing you are reading. The Report on Executive Compensation, Audit Committee Report and Stock Performance Graph in this proxy statement are not incorporated by reference into any of our other filings with the SEC.

      Our Board of Directors established the People Services (Compensation) Committee in August 2001, and that committee will establish executive compensation for fiscal 2002 and subsequent years. For fiscal 2001, the Board of Directors established the compensation for all of our executive officers. None of our executive officers that were members of our Board of Directors participated in the approval of matters relating to his compensation.

      The Board of Directors has furnished the following report on executive compensation for fiscal 2001:

What is the philosophy of executive compensation?

We strive to offer compensation and reward programs designed to support our business mandate of “Creating Equity Through Opportunity.” Our compensation philosophy has four main tenets: (1) desired strategy, (2) desired culture, (3) desired behaviors and (4) desired positioning of pay elements. The tenets are described below:

     Desired Strategy

•	to attract, retain, energize and reward superior talent
•	drive AFC’s short-term performance
•	provide equity and ownership opportunities
•	build long-term enterprise value

     Desired Culture

•	have a shared purpose and goals for all stakeholders through the vision of the “New Age of Opportunity”
•	attain alignment with our core values

     Desired Behaviors

•	performance-oriented mindset
•	energy and motivation
•	accountability
•	respect for and collaboration with corporate partners

     Desired Positioning of Pay Elements

•	base salary positioned at the median for the industry
•	annual incentives targeted to position total cash compensation in the 75th percentile for the industry
•	long-term incentives positioned at the median for the industry

We believe it is important for our executives to have ownership incentives in AFC and to operate in an environment that measures rewards against personal and company goals. We believe this philosophy attracts, retains and motivates key executives critical to our long-term success.

What are the components of executive compensation?

Our compensation program for executives consists of three key elements:

•	Annual base salary
•	Annual incentive bonus
•	Long-term incentive compensation

Annual base salaries are targeted at the median level for base salaries in our industry and are adjusted to reflect each executive’s vision, strategic orientation, responsibility level, ethics, global perspective, organizational relationship building skills, service orientation, cross-cultural effectiveness, teamwork, talent development, financial acumen, problem solving and decision

EXECUTIVE COMPENSATION

making. We review each executive’s base salary annually.

Annual incentive bonuses are based on achievement of several financial and strategic objectives. In 2001, we established targeted annual cash-based incentive bonuses for each executive as a percentage of base salary that were based primarily on our achievement of specified earnings targets.

Long-term incentive compensation serves to reward executives with equity and cash compensation for meeting operational and financial objectives over a multi-year period. By rewarding our executives for maximizing shareholder value, our long-term incentive compensation is designed to align our executives’ interests with those of our shareholders. This type of compensation also encourages our key employees to make a long-term commitment to us.

How is our Chief Executive Officer compensated?

In determining Mr. Belatti’s compensation for 2001, the Board or Directors, with the aid of outside compensation consultants, conducted an external market assessment of competitive levels of compensation for CEO’s managing companies of similar size, complexity and performance level and at other companies within AFC’s industry.

Mr. Belatti received a base salary of $575,000 in 2001. He also received an annual incentive cash bonus of $382,812, which amounted to 61% of his potential annual incentive bonus. Mr. Belatti’s annual incentive cash bonus was calculated under the terms of the annual incentive bonus plan and was based upon AFC’s achievement of its earnings goals. Mr. Belatti received a grant of 60,000 stock options based upon the Board’s desire to tie his compensation more closely to the achievement of long-term goals. In determining the long-term incentive component of Mr. Belatti’s compensation, the Board considered his current equity stake in AFC and utilized an incentive bonus target as a percentage of his base salary.

What is the Long-Term Employee Success Plan?

Under the Long-Term Employee Success Plan (“LTESP”), if our average common stock price per share is at least $46.50 for a period of 20 consecutive trading days or our earnings per share for either fiscal year 2002 or 2003 is at least $3.375, bonuses become payable to all of our employees who were hired prior to January 1, 2003 who have been actively employed through the last day of the period in which we attain either of these financial performance standards. Payments to employees would range from 10% to 110% of the individual employee’s base salary at the time either of the standards is met, depending upon the employee’s original date of hire.

The bonuses under the LTESP are payable in shares of our common stock or, to the extent an employee is eligible, deferred compensation, and may be paid in cash if an employee elects to receive a cash payment and our Board agrees to pay the bonus in cash. If neither of the financial performance standards is achieved by December 28, 2003, the plan and our obligation to make any payments under the plan would terminate.

How are the limitations on the deductibility of compensation handled?

Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation paid by publicly held corporations to $1 million per employee. The $1 million limitation generally does not apply to compensation based on performance goals if certain requirements are met. We believe that our executive officer compensation plans each satisfy the requirements of Section 162(m). The Board, as much as possible, uses and intends to use performance-based compensation, which should minimize the effect of these tax deduction limits. However, our Board of Directors believes that we must attract, retain and reward the executive talent necessary to maximize shareholder value and that the loss of a tax deduction may be necessary and appropriate in some circumstances.

EXECUTIVE COMPENSATION

Who prepared this report?

This report has been furnished by the following members of the Board of Directors:

•	Victor Arias, Jr.
•	Frank J. Belatti, Chairman of the Board
•	Carolyn Hogan Byrd
•	Matt L. Figel
•	Dick R. Holbrook
•	R. William Ide, III
•	Kelvin J. Pennington
•	John M. Roth
•	Ronald P. Spogli
•	Peter Starrett
•	Gerald J. Wilkins

EXECUTIVE COMPENSATION

EMPLOYMENT AGREEMENTS

Frank J. Belatti. On August 31, 2001, we entered into an amended employment agreement with Mr. Belatti that provides for a current annual base salary of $575,000, effective as of January 1, 2001, an annual incentive bonus that is based on our achievement of certain performance targets, fringe benefits and participation in our benefit plans. The initial term of the agreement ends December 31, 2004, but automatically extends for an additional year following the end of each year of employment, without further action by us or Mr. Belatti, unless we or Mr. Belatti provide written notice of non-extension to the other at least one year prior to the end of that year of employment. If Mr. Belatti’s employment is terminated without cause or upon expiration of the term, Mr. Belatti is entitled to receive, or if we give him written notice that we will not extend his employment, Mr. Belatti may elect to receive in lieu of continued employment, among other things, an amount equal to two times his annual base salary plus two times the target incentive bonus for the fiscal year in which the termination occurs. In addition, all of his unvested options would become immediately exercisable. If there is a change of control and within one year thereafter a significant reduction of or change in Mr. Belatti’s responsibilities, title or duties, Mr. Belatti may terminate his employment and receive the same severance he would have received upon a termination without cause.

Dick R. Holbrook. On August 31, 2001, we entered into an amended employment agreement with Mr. Holbrook that provides for a current annual base salary of $425,000, effective as of January 1, 2001, an annual incentive bonus that is based on our achievement of certain performance targets, fringe benefits and participation in our benefit plans. The initial term of the agreement ends on December 31, 2004, but automatically extends for an additional year following the end of each year of employment, without further action by us or Mr. Holbrook, unless we or Mr. Holbrook provide written notice of non-extension to the other at least one year prior to the end of that year of employment. If Mr. Holbrook’s employment is terminated without cause or upon expiration of the term, Mr. Holbrook is entitled to receive, or if we give him written notice that we will not extend his employment, Mr. Holbrook may elect to receive in lieu of continued employment, among other things, an amount equal to two times his annual base salary plus two times his target incentive bonus for the fiscal year in which the termination occurs. In addition, all of his unvested options would become immediately exercisable. If there is a change of control and within one year thereafter a significant reduction of or change in Mr. Holbrook’s responsibilities, title or duties, Mr. Holbrook may terminate his employment and receive the same severance he would have received upon a termination without cause.

Gerald J. Wilkins. On August 31, 2001, we entered into an amended employment agreement with Mr. Wilkins that provides for a current annual base salary of $350,000, effective as of January 1, 2001, an annual incentive bonus that is based on our achievement of certain performance targets, fringe benefits and participation in our benefit plans. The initial term of the agreement ends on December 31, 2002, but automatically extends for an additional year following the end of each year of employment, without further action by us or Mr. Wilkins, unless we or Mr. Wilkins provide written notice of non-extension to the other at least 30 days prior to the end of that year of employment. If Mr. Wilkins’ employment is terminated without cause or upon expiration of the term, Mr. Wilkins is entitled to receive an amount equal to his annual base salary plus the amount of his target incentive bonus for the fiscal year in which the termination occurs. In addition, all of his unvested options would become immediately exercisable. If there is a change of control and within one year thereafter a significant reduction of or change in Mr. Wilkins’ responsibilities or duties, Mr. Wilkins may terminate his employment and receive the same severance he would have received upon a termination without cause.

EXECUTIVE COMPENSATION

Samuel N. Frankel. As of December 4, 1995, we entered into an employment agreement with Mr. Frankel that, as amended as of January 1, 2001, provided for an annual base salary of $330,000, an incentive bonus for fiscal year 2001 that was determined by our Chief Executive Officer, fringe benefits and participation in our benefit plans. The term of the employment agreement ended on January 1, 2002. Upon the termination of Mr. Frankel’s employment, all of Mr. Frankel’s unvested options became immediately exercisable, and we engaged Mr. Frankel as a consultant for a period of ten years, unless he is terminated for cause, in return for, among other things, an annual consulting fee of $350,000 per year and participation in our benefit plans. In the event of Mr. Frankel’s death prior to or during the ten year term of the consulting period, we will continue to pay to his designated beneficiary the amounts that otherwise would have been payable during the remainder of the consulting period. Furthermore, in the event that Frank Belatti is no longer our Chief Executive Officer, we will pay to Mr. Frankel or his designated beneficiary in a single payment, the sum of the remaining consulting fees and other benefits, discounted to present value. Upon such event, our consulting arrangement with Mr. Frankel would terminate.

Jon Luther. On August 31, 2001, we entered into an amended employment agreement with Mr. Luther that provides for a current annual base salary of $340,000, effective as of January 1, 2001, an annual incentive bonus that is based on our achievement of certain performance targets, fringe benefits and participation in our benefit plans. The initial term of the agreement ends on December 31, 2002, but automatically extends for an additional year following the end of each year of employment, without further action by us or Mr. Luther, unless we or Mr. Luther provide written notice of non-extension to the other at least 30 days prior to the end of that year of employment. If Mr. Luther’s employment is terminated without cause or upon expiration of the term, Mr. Luther is entitled to receive an amount equal to his annual base salary plus the amount of his target incentive bonus for the fiscal year in which the termination occurs. In addition, all of his unvested options would become immediately exercisable. If there is a change of control and within one year thereafter a significant reduction in Mr. Luther’s responsibilities or duties, Mr. Luther may terminate his employment and receive the same severance he would have received upon a termination without cause.

Hala Moddelmog. On August 31, 2001, we entered into an amended employment agreement with Ms. Moddelmog that provides for a current annual base salary of $340,000, effective as of January 1, 2001, an annual incentive bonus that is based on our achievement of certain performance targets, fringe benefits and participation in our benefit plans. The initial term of the agreement ends on December 31, 2002, but automatically extends for an additional year following the end of each year of employment, without further action by us or Ms. Moddelmog, unless we or Ms. Moddelmog provide written notice of non-extension to the other at least 30 days prior to the end of that year of employment. If Ms. Moddelmog’s employment is terminated without cause or upon expiration of the term, Ms. Moddelmog is entitled to receive an amount equal to her annual base salary plus the amount of her target incentive bonus for the fiscal year in which the termination occurs. In addition, all of her unvested options would become immediately exercisable. If there is a change of control and within one year thereafter a significant reduction in Ms. Moddelmog’s responsibilities or duties, Ms. Moddelmog may terminate her employment and receive the same severance she would have received upon a termination without cause.

AUDIT COMMITTEE REPORT AND

AUDIT FEES

AUDIT COMMITTEE REPORT

Who serves on the Audit Committee of the Board of Directors?

The members of the committee are Carolyn Hogan Byrd, Chair, Kelvin J. Pennington and Matt L. Figel. Each member of the committee is independent under the rules of the Nasdaq National Market.

What document governs the activities of the Audit Committee?

The Audit Committee acts under a written charter adopted by our Board. The charter sets forth the responsibilities and duties, as well as requirements for the committee’s composition and meetings. A copy of the charter is attached to this proxy statement as Exhibit D.

What is the relationship between the Audit Committee, AFC’s management and the independent auditors?

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. AFC’s independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee’s responsibility is to assist the Board of Directors in its oversight of these processes. However, the Audit Committee is not professionally engaged in the practice of accounting or auditing and its members are not experts in the fields of accounting or auditing, including with respect to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors.

What has the Audit Committee done with regard to our audited financial statements for fiscal 2001?

The Audit Committee has:

•	reviewed and discussed the audited financial statements with AFC’s management; and
•	discussed with Arthur Andersen LLP, independent public accountants for AFC, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

Has the Audit Committee considered the independence of AFC’s accountants?

The Audit Committee has received from Arthur Andersen LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the committee has discussed with Arthur Andersen LLP that firm’s independence.

Has the Audit Committee made a recommendation regarding the audited financial statements for fiscal 2001?

Based upon these discussions with management and the independent accountants, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for AFC be included in AFC’s Annual Report on Form 10-K for the fiscal year ended December 30, 2001 for filing with the SEC.

Has the Audit Committee reviewed the fees paid to the independent auditors during fiscal 2001?

The Audit Committee has reviewed and discussed the fees paid to Arthur Andersen LLP during the last fiscal year for audit and non-audit services, which are set forth in this proxy statement under “Audit Fees,” and has determined that the provision of the non-audit services are compatible with the firm’s independence.

AUDIT COMMITTEE REPORT AND

AUDIT FEES

Who prepared this report?

This report has been furnished by the members of the Audit Committee:

        Carolyn Hogan Byrd, Chair

        Kelvin J. Pennington
        Matt L. Figel

INDEPENDENT AUDITORS FOR 2002

Arthur Andersen LLP was the independent auditor of our consolidated financial statements for the fiscal year ended December 30, 2001. As a result of uncertainties relating to the future of Arthur Andersen LLP, our Board of Directors has not yet selected an independent auditor for fiscal 2002.

AUDIT FEES

General

Arthur Andersen LLP billed us aggregate fees in the amount of $314,900 for the 2001 audit.

All Other Fees

Arthur Andersen LLP rendered other services to us in fiscal 2001, consisting primarily of tax consulting services and services in connection with our initial public offering and subsequent secondary offering for which we were billed aggregate fees of approximately $1,133,171. Approximately $343,171 of these other fees were for tax consulting services and $729,000 were for services in connection with our initial public offering. All fees for services in connection with our secondary offering were paid in fiscal 2002.

Financial Information Systems Design and Implementation Fees

Arthur Andersen LLP did not render any services related to financial information systems design and implementation during fiscal 2001.

STOCK PERFORMANCE GRAPH

The following stock performance graph compares the performance of our common stock to the Standard & Poor’s 500 Stock Index (“S&P 500 Index”) and a Peer Group Index. The stock price performance graph assumes an investment of $100 in our common stock at the closing price on March 2, 2001, the first date upon which our common stock was listed on the Nasdaq National Market after our initial public offering, and an investment of $100 in each of the two indexes on March 2, 2001 and further assumes the reinvestment of all dividends. We did not pay any dividends during this period. Stock price performance for the period from March 2, 2001 through December 30, 2001 is not necessarily indicative of future results.

	March 2, 2001	December 30, 2001

AFC	$100	$140
S&P 500 Index	$100	$95
Peer Group Index(1)	$100	$134

(1)	The Peer Group Index is comprised of the following restaurant, coffee and bakery companies: Brinker International, Inc., CKE Restaurants, Inc., Darden Restaurants, Inc., Green Mountain Coffee, Inc., Jack in the Box, Inc., Krispy Kreme Doughnuts, Inc., Papa John’s International, Inc., Sonic Corp., Tricon Global Restaurant’s, Inc. and Wendy’s International, Inc. This Peer Group Index has been weighted by the market capitalization of each component company.

STOCK OWNERSHIP

       The following table sets forth information known to us regarding the beneficial ownership of our common stock as of March 29, 2002 by:

•	each shareholder known by us to own beneficially more than 5% of our common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.

      Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership held by that person, shares of common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days after March 29, 2002 are deemed outstanding, while these shares are not deemed outstanding for computing percentage ownership of any other person. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable. The address for those individuals for which an address is not otherwise indicated is: c/o AFC Enterprises, Inc., Six Concourse Parkway, Suite 1700, Atlanta, Georgia 30328-5352.

      The percentages of common stock beneficially owned are based on 30,777,111 shares of common stock outstanding as of March 29, 2002.

	Shares
	Beneficially	Percentage of
Name	Owned	Class

Directors and Executive Officers:
Frank J. Belatti(1)	1,884,817	5.9%
Dick R. Holbrook(2)	776,694	2.5
Gerald J. Wilkins(3)	184,529	*
Samuel N. Frankel(4)	653,049	2.1
Jon Luther(5)	77,364	*
Hala Moddelmog(6)	91,154	*
Victor Arias, Jr.(7)	1,667	*
Carolyn Hogan Byrd(8)	3,667	*
Matt L. Figel(9)	—	—
R. William Ide, III(10)	2,000	*
Kelvin J. Pennington(11)	838,636	2.7
John M. Roth(12)(13)	7,517,615	24.4
Ronald P. Spogli(12)(13)	7,517,615	24.4
Peter Starrett(13)	29,334	*
All directors and executive officers as a group (17 persons)(14)	12,139,191	36.6

Five Percent Shareholders:
Freeman Spogli & Co.(13)(15)	7,517,615	24.4
Wellington Management Company, LLP(16)	1,997,010	6.5
Neuberger Berman, Inc.(17)	1,887,950	6.1
Morgan Stanley Dean Witter & Co.(18)	1,713,548	5.6
J.P. Morgan Chase & Co.(19)	1,682,935	5.5

*	Less than 1% of the outstanding shares of common stock.

(1)	Includes 1,242,398 shares of common stock issuable with respect to options exercisable within 60 days of March 29, 2002. Also includes 314,900 shares of common stock held by two grantor retained annuity trusts established by Mr. Belatti.

(2)	Includes 543,091 shares of common stock issuable with respect to options exercisable within 60 days of March 29, 2002. Also, includes 51,513 shares of common stock held by a grantor retained annuity trust established by Mr. Holbrook.

(3)	Includes 94,769 shares of common stock issuable with respect to options exercisable within 60 days of March 29, 2002. Also, includes 25,006 shares of common stock held by a grantor retained annuity trust established by Mr. Wilkins.

(4)	Includes 302,283 shares of common stock issuable with respect to options exercisable within 60 days of March 29, 2002.

(5)	Includes 72,030 shares of common stock issuable with respect to options exercisable within 60 days of March 29, 2002.

(6)	Includes 68,020 shares of common stock issuable with respect to options exercisable within 60 days of March 29, 2002.

(7)	Includes 1,667 shares of common stock issuable with respect to options exercisable within 60 days of March 29, 2002. Mr. Arias’ business address is 1717 Main Street, Suite 5600, Dallas, Texas 75201.

(8)	Includes 1,667 shares of common stock issuable with respect to options exercisable within 60 days of March 29, 2002. Ms. Byrd’s business address is GlobalTech Financial, LLC, 2839 Paces Ferry Road, Suite 810, Atlanta, Georgia 30339.

(9)	Mr. Figel’s business address is c/o Doramar Capital, 300 South Grand Avenue, Suite 2800, Los Angeles, California 90071.

(10)	Mr. Ide’s business address is Suite 5300, 303 Peachtree Street NE, Atlanta, Georgia 30308.

(11)	Mr. Pennington is a general partner of PENMAN Asset Management, L.P., the general partner of PENMAN Private Equity and Mezzanine Fund, L.P., and as such may be deemed to be the beneficial owner of 838,636 shares held by PENMAN Private Equity and Mezzanine Fund. Mr. Pennington’s business address is 30 North LaSalle Street, Suite 1620, Chicago, Illinois 60602.

(12)	Messrs. Roth and Spogli are officers, directors and/or managers of entities that are general or limited partners of FS Equity Partners III, L.P., FS Equity Partners International, L.P., and FS Equity Partners IV, L.P., and may be deemed to be the beneficial owners of the 7,517,615 shares of common stock held by FS Equity Partners III, FS Equity Partners International and FS Equity Partners IV.

(13)	The business address of Freeman Spogli & Co., FS Equity Partners III, FS Equity Partners IV and Messrs. Roth, Spogli and Starrett is c/o Freeman Spogli & Co., 11100 Santa Monica Boulevard, Suite 1900, Los Angeles, California 90025. The business address of FS Equity Partners International is c/o Paget-Brown & Company, Ltd., West Winds Building, Third Floor, Grand Cayman, Cayman Islands, British West Indies.

(14)	Includes 7,517,615 shares of common stock held by affiliates of Freeman Spogli & Co., 838,636 shares of common stock held by PENMAN Private Equity and Mezzanine Fund and 2,390,869 shares of common stock issuable with respect to options granted to executive officers that are exercisable within 60 days of March 29, 2002.

(15)	Includes 6,471,103 shares held of record by FS Equity Partners III, 259,980 shares held of record by FS Equity Partners International and 786,532 shares held of record by FS Equity Partners IV.

(16)	This information is included in reliance upon a Schedule 13G filed by Wellington Management Company, LLP with the SEC on February 12, 2002 relating to shares of Common Stock reported as owned as of December 31, 2001. The address of Wellington Management Company is 75 State Street, Boston, Massachusetts 02109.

(17)	Represents shares of common stock beneficially owned by Neuberger Berman, Inc. (“NB Inc.”), Neuberger Berman, LLC (“NB LLC”) and Neuberger Berman Management, Inc. (“NBM”), affiliates of NB Inc., with whom NB Inc. is deemed to form a “group” for Schedule 13G reporting purposes. This information is included in reliance upon a Schedule 13G filed by NB Inc., NB LLC and NBM with the SEC on February 12, 2002 relating to shares of common stock reported as owned as of December 31, 2001. The address of NB Inc. is 605 Third Ave., New York, New York 10158-3698.

(18)	This information is included in reliance upon a Schedule 13G filed by Morgan Stanley Dean Witter & Co. with the SEC on January 29, 2002 relating to shares of common stock reported as owned as of December 31, 2001. The address of Morgan Stanley Dean Witter & Co. is 1585 Broadway, New York, New York 10036.

(19)	This information is included in reliance upon a Schedule 13G filed by J.P. Morgan Chase & Co. with the SEC on February 14, 2002 relating to shares of common stock reported as owned as of December 31, 2001. The address of J.P. Morgan Chase & Co. is 270 Park Ave., New York, New York 10017.

GENERAL

Compensation Committee Interlocks and Insider Participation

For fiscal 2001, the Board of Directors established the compensation for all our executive officers. None of our executive officers who were members of our Board of Directors participated in the approval of matters relating to his compensation. None of our executive officers served on the compensation committee or board of directors of any other company of which any member of our Board of Directors was an executive officer.

No member of the People Services (Compensation) Committee was an officer or employee of AFC or any of its subsidiaries during fiscal 2001 or any prior year. None of our executive officers currently serves on the compensation committee or board of directors of any other company of which any member of our People Services (Compensation) Committee is an executive officer.

Related Party Transactions

In 1996, we loaned to Messrs. Belatti, Holbrook, Wilkins and Frankel and Ms. Moddelmog approximately $2.0 million, $1.0 million, $22,000, $1.0 million and $52,000 in order to pay personal withholding income tax liabilities incurred as a result of executive compensation awards earned in 1995 and that we paid using shares of our common stock. In 1997, we loaned to Messrs. Belatti, Holbrook and Frankel an additional $94,000, $45,000 and $45,000 related to these tax liabilities. Each person issued to us a full recourse promissory note for the amount borrowed. Each note bears simple interest at a rate of 6.25% per annum. Principal and interest on each note, other than Mr. Frankel’s, is due and payable on December 31, 2003. Mr. Frankel’s note is due in five equal annual installments beginning on December 31, 2003 and ending on December 31, 2007. The notes are secured by shares of common stock owned by these individuals. Mr. Wilkins’ note is also secured by other collateral. During 2001, the largest aggregate amount due from Messrs. Belatti, Holbrook, Wilkins and Frankel and Ms. Moddelmog under these notes was $2,816,158, $1,395,523, $29,819, $1,395,523 and $70,378. As of March 29, 2002, the outstanding principal balance plus accrued interest due from Messrs. Belatti, Holbrook, Wilkins and Frankel and Ms. Moddelmog under these notes was $2,847,481, $1,411,044, $30,150, $1,346,044 and $71,158.

In October 1998, we sold 1,863,802 shares of our common stock to a number of existing shareholders and option holders at a purchase price of $11.625 per share. Messrs. Belatti, Holbrook, Wilkins, Frankel and Luther purchased 86,022, 8,603, 10,000, 34,409 and 3,334 shares of common stock for a purchase price of approximately $1.0 million, $100,000, $116,000, $400,000 and $39,000. Messrs. Belatti, Holbrook, Wilkins, Frankel and Luther borrowed from us $750,000, $75,000, $87,000, $300,000 and $29,000 to finance the purchase of a portion of these shares. Each person issued to us a full recourse promissory note for the amount borrowed. Each note bears simple interest at a rate of 7.0% per annum. Principal and interest on each note, other than Mr. Frankel’s, is due and payable on December 31, 2005. Mr. Frankel’s note is due in five equal annual installments beginning on December 31, 2005 and ending on December 31, 2009. The notes are secured by shares of common stock owned by these individuals. Mr. Wilkins’ note is also secured by other collateral. During 2001, the largest aggregate amount due from Messrs. Belatti, Holbrook, Wilkins, Frankel and Luther under these notes was $919,875, $91,983, $106,934, $367,943 and $35,257. As of March 29, 2002, the outstanding principal balance plus accrued interest due from Messrs. Belatti, Holbrook, Wilkins, Frankel and Luther under these notes was $932,533, $93,248, $108,405, $373,006 and $35,742.

In June 1999, Mr. Wilkins purchased 21,334 shares of common stock from one of our former employees. We loaned Mr. Wilkins approximately $181,000 to purchase a portion of these shares. Mr. Wilkins issued to us a full recourse promissory note for the amount borrowed. The note bears simple interest at a rate of 7.0% per annum, and principal and interest is due and payable on December 31, 2005. The note is secured by shares of common stock and other collateral owned by Mr. Wilkins. During 2001, the largest aggregate amount due from Mr. Wilkins on this note was $213,072, and as of March 29, 2002, the outstanding principal balance plus accrued interest due on the note was $216,108.

In October 1999, Messrs. Wilkins and Frankel purchased 14,627 and 12,121 shares of common stock from one of our former employees. We loaned Messrs. Wilkins and Frankel approximately $135,000 and $105,000 to purchase a portion of the shares. Each of Messrs. Wilkins and Frankel issued to us a full recourse promissory note for the amount borrowed. Each note bears simple interest at a rate of 7.0% per annum. Principal and interest is due and payable on December 31, 2005 for Mr. Wilkins’ note and in five equal annual installments beginning on December 31, 2005 and ending on December 31, 2009 for Mr. Frankel’s note. The notes are secured by shares of common stock owned by Messrs. Wilkins and Frankel. Mr. Wilkins’ note is also secured by other collateral. During 2001, the largest aggregate amount due from Messrs. Wilkins and Frankel on these notes was $156,287 and $121,287, and as of March 29, 2002, the outstanding principal balance plus accrued interest due from Messrs. Wilkins and Frankel under these notes was $158,551 and $123,048.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC reports of ownership and changes in ownership of our common stock. Directors, executive officers and greater than ten percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of these reports furnished to us or written representations that no other reports were required, with the exception of Carolyn Hogan Byrd who inadvertently filed a Form 4 reporting a single transaction on a delayed basis, we believe that during fiscal 2001, all of our directors, executive officers and greater than ten percent beneficial owners complied with these requirements.

Shareholder Proposals

To be considered for inclusion in next year’s proxy statement, shareholder proposals, including the nomination of a director, must be submitted in writing by December 13, 2002. The persons appointed by our Board as proxy holders for the 2003 Annual Meeting will have the right to exercise discretionary voting authority on any shareholder proposal that is not submitted for inclusion in next year’s Proxy Statement, but is instead sought to be presented directly at the 2003 Annual Meeting, if:

•	(1) we receive notice of the proposal before the close of business on February 26, 2003 and advise shareholders in the 2003 Proxy Statement about the nature of the matter and how the proxy holders intend to vote on such matter, and (2) the proponent of the proposal does not issue its own proxy statement; or

•	we do not receive notice of the proposal prior to the close of business on February 26, 2003.

All written proposals should be submitted to Allan J. Tanenbaum, Corporate Secretary, Six Concourse Parkway, Suite 1700, Atlanta, Georgia 30328-5352.

Solicitation by Board; Expenses of Solicitation

Our Board of Directors has sent you this proxy statement. Our directors, officers and associates may solicit proxies by telephone or in person, without additional compensation. We will pay for the expense of soliciting proxies, including the fees and expenses of brokers and other nominees who forward proxies and proxy materials to our shareholders so they can vote their shares.

Availability of Form 10-K and Annual Report to Shareholders

SEC rules require us to provide an Annual Report to shareholders who receive this proxy statement. We will also provide copies of the Annual Report to brokers and other nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report, along with copies of our Annual Report on Form 10-K for the fiscal year ended December 30, 2001 (not including documents incorporated by reference), are available without charge to shareholders upon written request to AFC Enterprises, Inc., Six Concourse Parkway, Suite 1700, Attn: Investor Relations, Atlanta, Georgia 30328-5352, by calling (770) 391-9500 or are available on the Internet at www.afce.com.

EXHIBIT A

AFC ENTERPRISES, INC.

EMPLOYEE STOCK PURCHASE PLAN

A-i

A-ii

§ 1.

PURPOSE

      The purpose of the AFC Enterprises, Inc. Employee Stock Purchase Plan is to encourage and enable Eligible Employees to acquire proprietary interests in the Company through the ownership of common stock of the Company by permitting the purchase of such common stock at a discount. The Company believes that employees who participate in this Plan will have a closer identification with the Company by virtue of their ability as stockholders to participate in the Company’s growth and earnings. It is the intention of the Company to have this Plan qualify as an “employee stock purchase plan” under § 423 of the Code. Accordingly, the provisions of this Plan shall be construed in a manner consistent with the requirements of that section of the Code.

§ 2.

DEFINITIONS

      2.1 Account — means for each Purchase Period the separate bookkeeping account which shall be established and maintained by the Committee (or its delegate) for each Participating Employee to record the payroll deductions made on his or her behalf to purchase common stock of the Company under this Plan.

      2.2 Authorization — means the participation election and payroll deduction authorization form which an Eligible Employee shall be required to properly complete in writing and timely file with the Committee (or its delegate) before the end of an Enrollment Period in order to participate in this Plan for the related Offering Period.

      2.3 Board — means the Board of Directors of the Company.

      2.4 Code — means the Internal Revenue Code of 1986, as amended.

      2.5 Committee — means the committee of the Board appointed to administer the Plan or in the absence of such a committee, then the Board itself.

      2.6 Company — means AFC Enterprises, Inc. (including any entity that is directly or indirectly wholly-owned by AFC Enterprises and disregarded as an entity separate from AFC Enterprises, Inc. under Code § 7701 and the treasury regulations issued thereunder).

      2.7 Eligible Employee — means each employee of a Participating Employer except

(a) an employee who customarily is employed (within the meaning of Code § 423(b)(4)(B)) 20 hours or less per week by the Company or such Subsidiary,

(b) an employee who would own (immediately after the grant of an option under this Plan) stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company based on the rules set forth in § 423(b)(3) and § 424 of the Code, and

(c) a highly compensated employee (as defined under § 414(q) of the Code) who is required to file statements under Section 16(a) of the Securities Exchange Act of 1934 or who otherwise falls within a category of highly compensated employees that the Committee has determined in its discretion to exclude under this Plan for a particular Offering Period.

      2.8 Enrollment Period — means the period set by the Committee which precedes the beginning of the related Offering Period and which shall continue for no more than 30 days.

      2.9 Fair Market Value — means (1) the closing price on a given date for a share of common stock of the Company quoted on the NASDAQ system or listed on a national securities exchange as reported by The Wall Street Journal or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or, if no such closing price is available on such date, (2) such closing price as so reported for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price or if no such price quotation is available, (3) the price which the Committee acting in good faith determines through any reasonable valuation method that a share of such common stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

      2.10 Offering Date — means for each Offering Period the first day of such Offering Period.

      2.11 Offering Period — means a period of approximately 12 months duration commencing on the first day of the Company’s fiscal year and on the first day of the Company’s accounting period 8 (or at such other times as may be determined by the Committee) for each year for which this Plan is in effect.

      2.12 Participating Employee — means for each Offering Period each Eligible Employee who has satisfied the requirements set forth in § 4 of this Plan for such Offering Period.

      2.13 Participating Employer — means for each Offering Period the Company and each Subsidiary listed on Exhibit A to this Plan and each other Subsidiary that the Committee designates as a Participating Employer for such Offering Period.

      2.14 Plan — means this AFC Enterprises, Inc. Employee Stock Purchase Plan.

      2.15 Purchase Date — means for each Purchase Period the last day of such Purchase Period.

      2.16 Purchase Period — means each of the two approximately 6-month periods within an Offering Period that (1) commence on the first day of the Company’s fiscal year and end on the last day of the Company’s accounting period 7 (or at such other times as may be determined by the Committee) and (2) commence on the first day of the Company’s accounting period 8 and end on the last day of the Company’s fiscal year (or at such other times as may be determined by the Committee).

      2.17 Purchase Price — means for each Purchase Period in an Offering Period the lesser of 85% of the Fair Market Value of a share of common stock of the Company on the Offering Date or on the Purchase Date, whichever is lower.

      2.18 Subsidiary — means each corporation which is a subsidiary of the Company (within the meaning of § 424(f) of the Code).

§ 3.

SHARES RESERVED UNDER THE PLAN

      There shall (subject to § 12) be a total of 750,000 shares of common stock of the Company reserved for issuance upon the exercise of options granted under this Plan. All such shares of common stock shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of common stock of the Company or from shares of common stock of the Company that have been reacquired by the Company.

§ 4.

OFFERING PERIODS AND PURCHASE PERIODS

      This Plan shall be implemented by a series of overlapping Offering Periods, with new Offering Periods commencing on or about the first day of the Company’s fiscal year and the first day of the

Company’s accounting period 8 (or at such other times as may be determined by the Committee) for each year for which this Plan is in effect. There shall be an Enrollment Period for each Offering Period, and each Offering Period shall (unless otherwise determined by the Committee) consist of two consecutive Purchase Periods each of approximately 6-month duration.

§ 5.

ADMINISTRATION OF THE PLAN

      The Committee shall supervise and administer this Plan. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power and the discretion to interpret this Plan and to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Participating Employee and Participating Employer and on each other person directly or indirectly affected by such action. The Committee in its discretion may delegate, in whole or in part, its power and authority to another person or entity.

§ 6.

PARTICIPATION

      6.1 Requirements. Each Eligible Employee who is employed by a Participating Employer on the first day of an Enrollment Period shall satisfy the requirements to be a Participating Employee for the related Offering Period if

(a) he or she has properly completed and filed an Authorization with the Committee (or its delegate) on or before the last day of such Enrollment Period to purchase shares of common stock of the Company pursuant to options granted under this Plan, and

(b) his or her employment as an Eligible Employee continues uninterrupted throughout the period which begins on the first day of such Enrollment Period and ends on the first day of the related Offering Period, and no Eligible Employee’s employment shall be treated as interrupted by a transfer directly between the Company and any Subsidiary or between one Subsidiary and another Subsidiary.

      6.2 Continuity Authorization. An Authorization shall continue in effect until amended under § 8.3 or cancelled under § 8.4.

      6.3 Termination. A Participating Employee’s status as such shall terminate for an Offering Period (for which he or she has an effective Authorization) at such time as his or her Account is withdrawn in full under § 8.4(a) or his or her employment terminates under § 10.1.

§ 7.

GRANTING OF OPTIONS

      7.1 General Rule. Subject to § 7.2, each Participating Employee for each Offering Period automatically shall be granted an option as of the first day of such Offering Period to purchase at the Purchase Price a maximum number of whole shares of common stock of the Company, which number shall be determined and specified by the Committee on or before the first day of such Offering Period. With respect to each Offering Period and Purchase Period, the Committee may also specify on or before the first day of such Offering Period or Purchase Period, as applicable, a maximum number of shares of common stock of the Company that shall be made available under this Plan for such Offering Period or Purchase Period.

      7.2 Statutory Limitation. No option granted under this § 7 to any Eligible Employee shall permit his or her rights to purchase shares of common stock of the Company under this Plan or under any other employee stock purchase plan (within the meaning of § 423 of the Code) established by the Company or any Subsidiary to accrue (within the meaning of § 423(b)(8) of the Code) at a rate which exceeds $25,000 of the Fair Market Value of such common stock (determined at the time the option is granted) for each calendar year in which such option is outstanding at any time. For purposes of this limitation, an Eligible Employee’s right to purchase common stock of the Company under an option shall accrue on the Offering Date for such option (subject, however, to the Committee’s ability to divest such right under § 10.1).

      7.3 Insufficient Number of Shares of Common Stock. If the number of shares of common stock of the Company reserved for purchase for any Offering Period or Purchase Period is insufficient to cover the number of shares which Participating Employees elect to purchase during such Offering Period or Purchase Period (whichever is applicable), then the number of shares of common stock of the Company which each Participating Employee has a right to purchase on the Purchase Date shall be reduced to the number of shares of common stock of the Company which the Committee (or its delegate) shall determine by multiplying the number of shares of common stock of the Company reserved under this Plan for such Offering Period or Purchase Period (as applicable) by a fraction, the numerator of which shall be the number of shares of common stock of the Company which such Participating Employee elected to purchase during such Offering Period or Purchase Period (as applicable) and the denominator of which shall be the total number of shares of common stock of the Company which all Participating Employees elected to purchase during such Offering Period or Purchase Period (as applicable).

§ 8.

METHOD OF PAYMENT

      8.1 Initial Authorization. Each Participating Employee’s initial Authorization shall specify the specific dollar amount which he or she authorizes his or her Participating Employer to deduct from his or her compensation each pay period (determined in accordance with such Participating Employer’s standard payroll policies and practices) during the Offering Period for which such Authorization is in effect, provided

(a) the minimum amount deducted from a Participating Employee’s compensation during any pay period in an Offering Period shall not be less than $10.

(b) the maximum amount deducted from a Participating Employee’s compensation during any calendar year shall not exceed the lesser of $15,000 or such amount as set from time to time by the Committee.

      8.2 Continuing Authorization. An Authorization once timely filed under § 6.1(a) for an Offering Period commencing on the first day of the Company’s fiscal year shall continue in effect for each Offering Period thereafter that commences on the first day of the Company’s fiscal year until amended under § 8.3 or cancelled under § 8.4, and an Authorization once timely filed under § 6.1(a) for an Offering Period commencing on the first day of the Company’s accounting period 8 shall continue in effect for each Offering Period thereafter that commences on the first day of the Company’s accounting period 8 until amended under § 8.3 or cancelled under § 8.4.

      8.3 Authorization Amendment. An Authorization for an Offering Period commencing on the first day of the Company’s fiscal year may be amended during an Enrollment Period for such

Offering Period and the amendment shall be effective for such Offering Period if timely filed under § 6.1(a), and an Authorization for an Offering Period commencing on the first day of the Company’s accounting period 8 may be amended during an Enrollment Period for such Offering Period and the amendment shall be effective for such Offering Period if timely filed under § 6.1(a).

      8.4 Cancellation of Election to Purchase. A Participating Employee who has elected to purchase common stock of the Company for an Offering Period may cancel his or her election in its entirety during a Purchase Period. Any such cancellation shall be effective upon the delivery by the Participating Employee of written notice of cancellation to the office or person designated to receive elections. Such notice of cancellation must be so delivered before the close of business on the last business day of the Purchase Period.

      A Participating Employee’s rights upon the cancellation of his or her election to purchase common stock of the Company shall be limited to the following:

(a) He or she may receive in cash, as soon as practicable after delivery of the notice of cancellation, the amount then credited to his or her Account; or

(b) He or she may have the amount credited to his or her Account at the time the cancellation becomes effective applied to the purchase of the number of shares such amount will then purchase at the end of the Purchase Period.

      8.5 Account Credits, General Assets and Taxes. All payroll deductions made for a Participating Employee shall be credited to his or her Account as of the pay day as of which the deduction is made. All payroll deductions shall be held by the Company or by one, or more than one, Subsidiary (as determined by the Committee) as part of the general assets of the Company or any such Subsidiary, and each Participating Employee’s right to the payroll deductions credited to his or her Account shall be those of a general and unsecured creditor. The Company or such Subsidiary shall have the right to withhold on payroll deductions to the extent such person deems necessary or appropriate to satisfy applicable tax laws.

      8.6 No Cash Payments. No Participating Employee may make any contribution to his or her Account except through payroll deductions made in accordance with this § 8.

§ 9.

EXERCISE OF OPTION TO PURCHASE

      9.1 General Rule. Each Participating Employee automatically shall be deemed to exercise his or her option granted for an Offering Period on each of the two related Purchase Dates for the purchase of as many whole shares of common stock of the Company subject to such option as the balance credited to his or her Account as of that Purchase Date will purchase at the Purchase Price for such shares of common stock of the Company.

      9.2 Automatic Refund; Fractional Shares. If a Participating Employee’s Account has a remaining balance after his or her option has been exercised as of a Purchase Date under this § 9, such balance automatically shall be refunded to the Participating Employee in cash (without interest) as soon as practicable following such Purchase Date unless such balance is attributable to a fractional share, in which event such Account balance shall be carried forward in the Participating Employee’s Account to the immediately following Purchase Period. No fractional shares shall be purchased under the Plan.

      9.3 Delivery of Common Stock. A stock certificate representing any shares of common stock purchased upon the exercise of an option under this Plan shall be held for or, at the Participating Employee’s direction and expense, delivered to the Participating Employee and shall be registered in his or her name; provided, however, the Company shall not have any obligation to deliver a certificate to a Participating Employee which represents a fractional share of common stock. No Participating Employee (or any person who makes a claim through a Participating Employee) shall have any interest in any shares of common stock subject to an option until such option has been exercised and the related shares of common stock actually have been delivered to such person or have been transferred to a brokerage account for such person at a broker-dealer designated by the Committee.

§ 10.

TERMINATION OF EMPLOYMENT

      10.1 General Rule. Subject to § 10.2, if a Participating Employee’s employment as an Eligible Employee terminates on or before the Purchase Date for a Purchase Period for any reason whatsoever, his or her Account shall be distributed as if he or she had elected to withdraw in full his or her Account in cash under § 8.4(a) immediately before the date his or her employment had so terminated. However, if a Participating Employee is transferred directly between the Company and a Subsidiary or between one Subsidiary and another Subsidiary while he or she has an Authorization in effect, his or her employment shall not be treated as terminated merely by reason of such transfer and any such Authorization shall (subject to all the terms and conditions of this Plan) remain in effect after such transfer for the remainder of such Purchase Period.

      10.2 Death. If a Participating Employee dies and has an election to purchase common stock of the Company in effect at the time of his or her death, the legal representative of the deceased Participating Employee may, by delivering written notice to the office or person designated to receive elections no later than the end of the Purchase Period, elect to

(a) have the amount credited to the Participating Employee’s Account at the time of his or her death applied to the purchase of the number of shares of common stock of the Company such amount will purchase at the end of the Purchase Period, or

(b) cancel in full the election to purchase shares of common stock of the Company in accordance with the provisions of § 8.4(a).

      If no such notice is given within such period, the election will be deemed canceled as of the date of death, and the only right of such legal representative will be to receive in cash the amount credited to the deceased Participating Employee’s Account.

§ 11.

NON-TRANSFERABILITY

      Neither the balance credited to a Participating Employee’s Account nor any rights to the exercise of an option or to receive shares of common stock of the Company under this Plan shall be transferable other than by will or by the laws of descent and distribution, and any option shall be exercisable during a Participating Employee’s lifetime only by the Participating Employee.

§ 12.

ADJUSTMENT

      The number, kind or class (or any combination thereof)of shares of common stock of the Company reserved under § 3, and the Purchase Price such shares of common stock as well as the number, kind or class (or any combination thereof) of shares of common stock of the Company subject to grants under this Plan shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to such changes as stock dividends or stock splits.

§ 13.

SECURITIES REGISTRATION

      As a condition to the receipt of shares of common stock under this Plan, an Eligible Employee shall, if so requested by the Company, agree to hold such shares of common sock for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Furthermore, if so requested by the Company, the Eligible Employee shall make a written representation to the Company that he or she will not sell or offer for sale any of such common stock unless a registration statement shall be in effect with respect to such common stock under the Securities Act of 1933 and any applicable state securities law or the Eligible Employee shall have furnished to the Company an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required. Certificates representing the common stock transferred upon the exercise of an option may at the discretion of the Company bear a legend to the effect that such common stock has not been registered under the Securities Act of 1933 or any applicable state securities law and that such common stock cannot be sold or offered for sale in the absence of an effective registration statement as to such common stock under the Securities Act of 1933 and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.

§ 14.

AMENDMENT OR TERMINATION

      This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate in light of, and consistent with, § 423 of the Code, the laws of the State of Georgia and the laws of the State of Minnesota, and any such amendment shall be subject to the approval of the Company’s shareholders to the extent such approval is required under § 423 of the Code or the laws of the State of Georgia or the laws of the State of Minnesota or to the extent such approval is required to satisfy any requirements under applicable law. The Board also may terminate this Plan or any offering made under this Plan at any time; provided, however, the Board shall not have the right to modify, cancel, or amend any option outstanding after the beginning of a Purchase Period unless (1) each Participating Employee consents in writing to such modification, amendment or cancellation, (2) such modification only accelerates the Purchase Date for the related Purchase Period, or (3) the Board acting in good faith deems that such action is required under applicable law.

§ 15.

MISCELLANEOUS

      15.1 Shareholder Rights. No Participating Employee shall have any rights as a shareholder of the Company as a result of the grant of an option pending the actual delivery of the common stock of the Company subject to such option to such Participating Employee.

      15.2 No Contract of Employment. The grant of an option to a Participating Employee under this Plan shall not constitute a contract of employment and shall not confer on a Participating Employee any rights upon his or her termination of employment.

      15.3 Withholding. Each option shall be made subject to the condition that the Participating Employee consents to whatever action the Company directs to satisfy the federal and state tax withholding requirements, if any, which the Company in its discretion deems applicable to the exercise of such option.

      15.4 Construction. All references to sections (§) are to sections (§) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Georgia. Finally, each term set forth in § 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

      15.5 Rule 16b-3. The Committee shall have the right to amend any option to withhold or otherwise restrict the transfer of any common stock of the Company or cash under this Plan to an Eligible Employee as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the Securities Exchange Act of 1934 might be applicable to such grant or transfer.

§ 16.

EFFECTIVE DATE; TERM OF PLAN

      This Plan shall become effective upon approval by the Company’s stockholders and shall continue in effect for a term of ten years unless terminated earlier under Section 14.

      IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.

AFC ENTERPRISES, INC.

By:

EXHIBIT B

AFC ENTERPRISES, INC.

2002 INCENTIVE STOCK PLAN

B-i

B-ii

§ 1.

BACKGROUND AND PURPOSE

      The purpose of this Plan is to promote the interest of AFC Enterprises, Inc. by authorizing the Committee to grant Options and Stock Appreciation Rights and to make Stock Grants to Key Employees and Directors in order (1) to attract and retain Key Employees and Directors, (2) to provide an additional incentive to each Key Employee or Director to work to increase the value of Stock, and (3) to provide each Key Employee or Director with a stake in the future of the Company which corresponds to the stake of each of the Company’s stockholders.

§ 2.

DEFINITIONS

      2.1 Affiliate — means any organization (other than a Subsidiary) that would be treated as under common control with the Company under § 414(c) of the Code if “50 percent” were substituted for “80 percent” in the income tax regulations under § 414(c) of the Code.

      2.2 Board — means the Board of Directors of the Company.

      2.3 Change in Control — means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the 1934 Act as in effect at the time of such “change in control”, provided that such a change in control shall be deemed to have occurred at such time as (i) any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the 1934 Act) other than Freeman Spogli & Co. (or any entity that controls, is controlled by, or is under common control with Freeman Spogli & Co., as determined by the Committee), becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) directly or indirectly, of securities representing 25% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor to the Company; (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constitute the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the shareholders of the Company approve any reorganization, merger, consolidation or share exchange as a result of which the common stock of the Company shall be changed, converted or exchanged into or for securities of another corporation (other than a merger with a wholly-owned subsidiary of the Company) or any dissolution or liquidation of the Company or any sale or the disposition of 50% or more of the assets or business of the Company; or (iv) the shareholders of the Company approve any reorganization, merger, consolidation or share exchange unless (A) the persons who were the beneficial owners of the outstanding shares of the common stock of the Company immediately before the consummation of such transaction beneficially own more than 60% of the outstanding shares of the common stock of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and (B) the number of shares of the common stock of such successor or survivor corporation beneficially owned by the persons described in § 2.3(iv)(A) immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned shares of the Company common stock immediately before the consummation of such transaction, provided (C) the percentage described in § 2.3(iv)(A) of the beneficially owned shares of the successor or survivor corporation and the number described in § 2.3(iv)(B) of the beneficially owned shares of the successor or survivor corporation shall be determined exclusively by reference to the shares of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of the

Company by the persons described in § 2.3(iv)(A) immediately before the consummation of such transaction.

      2.4 Code — means the Internal Revenue Code of 1986, as amended.

      2.5 Committee — means a committee of the Board which shall have at least 2 members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a “non-employee director” under Rule 16b-3 and an “outside director” under § 162(m) of the Code.

      2.6 Company — means AFC Enterprises, Inc. (including any entity that is directly or indirectly wholly-owned by AFC Enterprises, Inc. and disregarded as an entity separate from AFC Enterprises, Inc. under Code § 7701 and the treasury regulations issued thereunder) and any successor to AFC Enterprises, Inc.

      2.7 Director — means any member of the Board who is not an employee of the Company or a Parent or Subsidiary or affiliate (as such term is defined in Rule 405 of the 1933 Act) of the Company.

      2.8 Fair Market Value — means (1) the opening price on a given date for a share of Stock quoted on the NASDAQ system or listed on a national securities exchange as reported by The Wall Street Journal or, if The Wall Street Journal no longer reports such opening price, such opening price as reported by a newspaper or trade journal selected by the Committee or, if no such opening price is available on such date, (2) such opening price as so reported in accordance with § 2.8(1) for the immediately preceding business day, or, if no newspaper or trade journal reports such opening price or if no such price quotation is available, (3) the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

      2.9 ISO — means an option granted under this Plan to purchase Stock which is intended to satisfy the requirements of § 422 of the Code.

      2.10 Key Employee — means an employee of the Company or any Subsidiary or Parent or Affiliate designated by the Committee who, in the judgment of the Committee acting in its absolute discretion, is key directly or indirectly to the success of the Company.

      2.11 1933 Act — means the Securities Act of 1933, as amended.

      2.12 1934 Act — means the Securities Exchange Act of 1934, as amended.

      2.13 NQO — means an option granted under this Plan to purchase Stock which is intended to fail to satisfy the requirements of § 422 of the Code.

      2.14 Option — means an ISO or an NQO which is granted under § 7.

      2.15 Option Certificate — means the written certificate which sets forth the terms and conditions of an Option granted under this Plan.

      2.16 Option Price — means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

      2.17 Parent — means any corporation which is a parent corporation (within the meaning of § 424(e) of the Code) of the Company.

      2.18 Plan — means this AFC Enterprises, Inc. 2002 Incentive Stock Plan as effective as of the date adopted by the Board in 2002 and as amended from time to time thereafter.

      2.19 Rule 16b-3 — means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.

      2.20 Stock — means the $.01 par value common stock of the Company.

      2.21 Stock Grant — means Stock granted under § 9.

      2.22 Stock Grant Certificate — means the written certificate which sets forth the terms and conditions of a Stock Grant.

      2.23 SAR Value — means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right under § 8.

      2.24 Stock Appreciation Right — means a right to receive the appreciation in a share of Stock which is granted under § 8.

      2.25 Stock Appreciation Right Certificate — means the written certificate which sets forth the terms and conditions of a Stock Appreciation Right which is not granted to a Key Employee or Director as part of an Option.

      2.26 Subsidiary — means a corporation which is a subsidiary corporation (within the meaning of § 424(f) of the Code) of the Company.

      2.27 Ten Percent Shareholder — means a person who owns (after taking into account the attribution rules of § 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either the Company, a Subsidiary or Parent.

§ 3.

SHARES RESERVED UNDER PLAN

      There shall (subject to § 13) be 4,500,000 shares of Stock reserved for issuance under this Plan, and no more than such number of shares shall (subject to § 13) be issued in connection with the exercise of ISOs. Such shares of Stock shall be reserved from authorized but unissued shares of Stock. Any shares of Stock subject to an Option or Stock Grant which remain unissued after the cancellation, expiration or exchange of such Option or Stock Grant or which are forfeited after issuance and any shares of Stock subject to issuance under a Stock Appreciation Right which remain unissued after the cancellation or expiration of such Stock Appreciation Right thereafter shall again become available for issuance under this Plan. Any shares of Stock used to satisfy a withholding obligation shall be treated as issued under this Plan and not again become available for grants under this Plan.

§ 4.

EFFECTIVE DATE

      The effective date of this Plan shall be the date of its adoption by the Board, provided the shareholders of the Company (acting at a duly called meeting of such shareholders) approve such adoption within twelve (12) months of such effective date. Any Option or Stock Appreciation Right granted or Stock Grant made before such shareholder approval automatically shall be granted subject to such approval.

§ 5.

COMMITTEE

      This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to § 14 and § 15 and Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Key Employee or Director and on each other person directly or indirectly affected by such action.

§ 6.

ELIGIBILITY AND ANNUAL GRANT CAPS

      Only Key Employees who are employed by the Company or a Subsidiary or Parent shall be eligible for the grant of ISOs under this Plan. All Key Employees and Directors shall be eligible for the grant of NQOs and Stock Appreciation Rights and for Stock Grants under this Plan. However, no Key Employee in any calendar year shall be granted an Option to purchase (subject to § 13) more than 250,000 shares of Stock or a Stock Appreciation Right based on the appreciation with respect to (subject to § 13) more than 250,000 shares of stock unless such grant is made in connection with the initial employment of an individual or the Committee in its discretion determines that exceeding such grant caps is in the Company’s best interest.

§ 7.

OPTIONS

      7.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Options to Key Employees and to Directors under this Plan from time to time to purchase shares of Stock and, further, the Committee shall have the right to grant new Options in exchange for the cancellation of outstanding Options which have a higher or lower Option Price than the new Options. Each grant of an Option to a Key Employee or Director shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or an NQO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan.

      7.2 $100,000 Limit. No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of the Stock subject to the Option which would first become exercisable in any calendar year exceeds $100,000. Any such excess shall instead automatically be treated as an NQO. The Committee shall interpret and administer the ISO limitation set forth in this § 7.2 in accordance with § 422(d) of the Code, and the Committee shall treat this § 7.2 as in effect only for those periods for which § 422(d) of the Code is in effect.

      7.3 Option Price. The Option Price for each share of Stock subject to an Option shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to a Key Employee who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted.

      7.4 Payment. The Option Price shall be payable in full upon the exercise of any Option, and at the discretion of the Committee an Option Certificate can provide for the payment of the Option Price either by check or in Stock which has been held for at least 6 months and which is acceptable to the Committee or in any combination of check and such Stock. The Option Price in addition may be paid through any cashless exercise procedure which is acceptable to the Committee or its delegate and which is facilitated, by a third party designated by the Company, through a sale of Stock. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the certificate for such Stock (or proper evidence of such certificate) is presented to the Committee or its delegate in such form as acceptable to the Committee.

      7.5 Exercise Period. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but no Option Certificate shall make an Option exercisable on or after the earlier of

(1) the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Key Employee is a Ten Percent Shareholder on the date the Option is granted, or

(2) the date which is the tenth anniversary of the date the Option is granted, if the Option is (a) an NQO or (b) an ISO which is granted to a Key Employee who is not a Ten Percent Shareholder on the date the Option is granted.

An Option Certificate may provide for the exercise of an Option after the employment of a Key Employee or a Director’s status as such has terminated for any reason whatsoever, including death or disability.

      7.6 Reload Option Grants. The Committee as part of the grant of an Option may provide in the related Option Certificate for the automatic grant of an additional Option as of each date that a Key Employee or Director exercises the original Option if the Key Employee or Director in connection with such exercise uses (in accordance with § 7.4) Stock to pay all or a part of the Option Price or uses Stock to satisfy all or a part of any related tax withholding requirement. As for each such additional Option,

(1) the number of shares of Stock subject to the additional Option shall be no more than the number of shares of Stock used to pay the related Option Price or to satisfy the related withholding requirement,

(2) the Option Price shall be no less than the Fair Market Value of a share of Stock on the date of the related exercise of the original Option,

(3) the additional Option shall expire no later than the expiration date for the original Option,

(4) the additional Option shall be subject to such other terms and conditions as the Committee deems appropriate under the circumstances, and

(5) the additional Option shall be evidenced by a Stock Option Certificate.

§ 8.

STOCK APPRECIATION RIGHTS

      8.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Stock Appreciation Rights to Key Employees and to Directors under this Plan from time to time, and each Stock Appreciation Right grant shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Certificate for the related Option.

      8.2 Terms and Conditions.

(a) Stock Appreciation Right Certificate. If a Stock Appreciation Right is evidenced by a Stock Appreciation Right Certificate, such certificate shall set forth the number of shares of Stock on which the Key Employee’s or Director’s right to appreciation shall be based and the SAR Value of each share of Stock. Such SAR Value shall be no less than the Fair Market Value of a share of Stock on the date that the Stock Appreciation Right is granted. The Stock Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but no Stock Appreciation Right Certificate shall make a Stock Appreciation Right exercisable on or after the date which is the tenth anniversary of the date such Stock Appreciation Right is granted.

(b) Option Certificate. If a Stock Appreciation Right is evidenced by an Option Certificate, the number of shares of Stock on which the Key Employee’s or Director’s right to appreciation shall be based shall be the same as the number of shares of Stock subject to the related Option and the SAR Value for each such share of Stock shall be no less than the Option Price under the related Option. Each such Option Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Key Employee’s or Director’s right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Key Employee’s or Director’s right to exercise his or her Stock Appreciation Right with respect to such share. A Stock Appreciation Right which is granted as part of an Option shall be exercisable only while the related Option is exercisable. The Option Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances.

      8.3 Exercise. A Stock Appreciation Right shall be exercisable only when the Fair Market Value of a share of Stock on which the right to appreciation is based exceeds the SAR Value for such share, and the payment due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates. A Key Employee or Director upon the exercise of his or her Stock Appreciation Right shall receive a payment from the Company in cash or in Stock issued under this Plan, or in a combination of cash and Stock, and the number of shares of Stock issued shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised. The Committee acting in its absolute discretion shall have the right to determine the form and time of any payment under this § 8.3.

§ 9.

STOCK GRANTS

      9.1 Committee Action. The Committee acting in its absolute discretion shall have the right to make Stock Grants to Key Employees and to Directors. Each Stock Grant shall be evidenced by a Stock Grant Certificate, and each Stock Grant Certificate shall set forth the conditions, if any, under which Stock will be issued under the Stock Grant and the conditions under which the Key Employee’s or Director’s interest in any Stock which has been issued will become non-forfeitable.

      9.2 Conditions.

(a) Conditions to Issuance of Stock. The Committee acting in its absolute discretion may make the issuance of Stock under a Stock Grant subject to the satisfaction of one, or more than one, condition which the Committee deems appropriate under the circumstances for Key Employees or Directors generally or for a Key Employee or a Director in particular, and the related Stock Grant Certificate shall set forth each such condition and the deadline for satisfying each such condition. Stock subject to a Stock Grant shall be issued in the name of a Key Employee or Director only after each such condition, if any, has been timely satisfied, and any Stock which is so issued shall be held by the Company pending the satisfaction of the forfeiture conditions, if any, under § 9.2(b) for the related Stock Grant.

(b) Forfeiture Conditions. The Committee acting in its absolute discretion may make Stock issued in the name of a Key Employee or Director subject to one, or more than one, objective employment, performance or other forfeiture condition that the Committee acting in its absolute discretion deems appropriate under the circumstances for Key Employees or Directors generally or for a Key Employee or a Director in particular, and the related Stock Grant Certificate shall set forth each such forfeiture condition, if any, and the deadline, if any, for satisfying each such forfeiture condition. A Key Employee’s or a Director’s non-forfeitable interest in the shares of Stock underlying a Stock Grant shall depend on the extent to which he or she timely satisfies each such condition. Each share of Stock underlying a Stock Grant shall be unavailable under § 3 after such grant is effective unless such share thereafter is forfeited as a result of a failure to timely satisfy a forfeiture condition, in which event such share of Stock shall again become available under § 3 as of the date of such forfeiture.

      9.3 Dividends and Voting Rights. If a cash dividend is paid on a share of Stock after such Stock has been issued under a Stock Grant but before the first date that a Key Employee’s or a Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall pay such cash dividend directly to such Key Employee or Director. If a Stock dividend is paid on such a share of Stock during such period, such Stock dividend shall be treated as part of the related Stock Grant, and a Key Employee’s or a Director’s interest in such Stock dividend shall be forfeited or shall become non-forfeitable at the same time as the Stock with respect to which the Stock dividend was paid is forfeited or becomes non-forfeitable. The disposition of each other form of dividend which is declared on such a share of Stock during such period shall be made in accordance with such rules as the Committee shall adopt with respect to each such dividend. A Key Employee or a Director also shall have the right to vote the Stock issued under his or her Stock Grant during such period.

      9.4 Satisfaction of Forfeiture Conditions. A share of Stock shall cease to be subject to a Stock Grant at such time as a Key Employee’s or a Director’s interest in such Stock becomes non-forfeitable under this Plan, and the certificate representing such share shall be transferred to the Key Employee or Director as soon as practicable thereafter.

      9.5 Section 162(m). The Committee shall use its best efforts (where the Committee deems appropriate under the circumstances) to make Stock Grants to Key Employees either (1) subject to at least one condition which seems likely to result in the Stock Grant qualifying as “performance-based compensation” under § 162(m) of the Code or (2) under such other circumstances as the Committee deems likely to result in an income tax deduction for the Company with respect such Stock Grant.

§ 10.

NON-TRANSFERABILITY

      No Option, Stock Grant or Stock Appreciation Right shall (absent the Committee’s consent) be transferable by a Key Employee or a Director other than by will or by the laws of descent and distribution, and any Option or Stock Appreciation Right shall (absent the Committee’s consent) be exercisable during a Key Employee’s or Director’s lifetime only by the Key Employee or Director. The person or persons to whom an Option or Stock Grant or Stock Appreciation Right is transferred by will or by the laws of descent and distribution (or with the Committee’s consent) thereafter shall be treated as the Key Employee or Director.

§ 11.

SECURITIES REGISTRATION

      As a condition to the receipt of shares of Stock under this Plan, the Key Employee or Director shall, if so requested by the Company, agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Furthermore, if so requested by the Company, the Key Employee or Director shall make a written representation to the Company that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable state securities law or he or she shall have furnished to the Company an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required. Certificates representing the Stock transferred upon the exercise of an Option or Stock Appreciation Right or upon the lapse of the forfeiture conditions, if any, on any Stock Grant may at the discretion of the Company bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.

§ 12.

LIFE OF PLAN

      No Option or Stock Appreciation Right shall be granted or Stock Grant made under this Plan on or after the earlier of

(1) the tenth anniversary of the effective date of this Plan (as determined under § 4), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options and Stock Appreciation Rights have been exercised in full or no longer are exercisable and all Stock issued under any Stock Grants under this Plan have been forfeited or have become non-forfeitable, or

(2) the date on which all of the Stock reserved under § 3 has (as a result of the exercise of Options or Stock Appreciation Rights granted under this Plan or the satisfaction of the forfeiture conditions, if any, on Stock Grants) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

§ 13.

ADJUSTMENT

      13.1 Capital Structure. The number, kind or class (or any combination thereof) of shares of Stock reserved under § 3, the annual grant caps described in § 6, the number, kind or class (or any combination thereof) of shares of Stock subject to Options or Stock Appreciation Rights granted under this Plan and the Option Price of such Options and the SAR Value of such Stock Appreciation Rights as well as the number, kind or class (or any combination thereof) of shares of Stock subject to Stock Grants granted under this Plan shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits.

      13.2 Mergers. The Committee as part of any corporate transaction described in § 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with § 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock reserved under § 3 and the annual grant caps described in § 6. Furthermore, the Committee as part of any corporate transaction described in § 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with § 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock subject to any outstanding Stock Grants under this Plan and any related grant conditions and forfeiture conditions, and the number, kind or class (or any combination thereof) of shares subject to Option and Stock Appreciation Right grants previously made under this Plan and the related Option Price and SAR Value for each such Option and Stock Appreciation Right, and, further, shall have the right (in any manner which the Committee in its discretion deems consistent with § 424(a) of the Code and without regard to the annual grant caps described in § 6 of this Plan) to make any Stock Grants and Option and Stock Appreciation Right grants to effect the assumption of, or the substitution for, stock grants and option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such stock grants and stock option and stock appreciation right grants.

      13.3 Fractional Shares. If any adjustment under this § 13 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options or Stock Appreciation Right grants and Stock Grants shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this § 13 by the Committee shall be conclusive and binding on all affected persons.

§ 14.

SALE, MERGER OR CHANGE IN CONTROL

      If (1) the Company agrees on any date (whether or not such agreement is subject to the approval of the Company’s shareholders) to sell all or substantially all of its assets or agrees to any merger, consolidation, reorganization, division or other corporate transaction in which Stock is converted into another security or into the right to receive securities or property or if (2) a tender offer is made on any date which could lead to a Change in Control (other than a tender offer by the Company or an employee benefit plan established and maintained by the Company) and the Board does not recommend to the Company’s shareholders that the tender offer be rejected, or if (3) there otherwise is a Change in Control of the Company on any date, then any and all conditions to the exercise of all outstanding Options and Stock Appreciation Rights on such date and any and all outstanding issuance and forfeiture conditions on any Stock Grants on such date automatically shall be deemed satisfied in full on such date, and the Board shall have the right (to the extent expressly required as part of such transaction) to cancel such Options, Stock Appreciation Rights and Stock Grants after providing each Key Employee and Director a reasonable period (which period shall not be less than 30 days) to exercise his or her Options and Stock Appreciation Rights and to take such other action as necessary or appropriate to receive the Stock subject to any Stock Grants.

§ 15.

AMENDMENT OR TERMINATION

      This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, (1) no amendment shall be made absent the approval of the shareholders of the Company to the extent such approval is required under applicable law and (2) no amendment shall be made to § 14 on or after any date described in § 14(1), § 14(2) or § 14(3) which might adversely affect any rights which otherwise vest on such date. The Board also may suspend granting Options or Stock Appreciation Rights or making Stock Grants under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right unilaterally to modify, amend or cancel any Option or Stock Appreciation Right granted or Stock Grant made before such suspension or termination unless (x) the Key Employee or Director consents in writing to such modification, amendment or cancellation or (y) there is a dissolution or liquidation of the Company or a transaction described in § 13 or § 14.

§ 16.

MISCELLANEOUS

      16.1 Shareholder Rights. No Key Employee or Director shall have any rights as a shareholder of the Company as a result of the grant of an Option or a Stock Appreciation Right pending the actual delivery of the Stock subject to such Option or Stock Appreciation Right to such Key Employee or Director. Subject to § 9.3, a Key Employee’s or a Director’s rights as a shareholder in the shares of Stock underlying a Stock Grant which is effective shall be set forth in the related Stock Grant Certificate.

      16.2 No Contract of Employment. The grant of an Option or a Stock Appreciation Right or a Stock Grant to a Key Employee or Director under this Plan shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on a Key Employee or Director any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in the related Option Certificate, Stock Appreciation Right Certificate, or Stock Grant Certificate.

      16.3 Withholding. Each Option, Stock Appreciation Right and Stock Grant shall be made subject to the condition that the Key Employee or Director consents to whatever action the Committee directs to satisfy the minimum statutory federal and state tax withholding requirements, if any, which the Company determines are applicable to the exercise of such Option or Stock Appreciation Right or to the satisfaction of any forfeiture conditions with respect to Stock subject to a Stock Grant issued in the name of the Key Employee or Director. The Committee also shall have the right to provide in an Option Certificate, Stock Appreciation Right Certificate or a Stock Grant Certificate that a Key Employee or Director may elect to satisfy such minimum statutory federal and state tax withholding requirements through a reduction in the cash or the number of shares of Stock actually transferred to him or to her under this Plan. No withholding shall be effected under this Plan which exceeds the minimum statutory federal and state withholding requirements.

      16.4 Construction. All references to sections (§) are to sections (§) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Georgia. Finally, each term set forth in § 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

      16.5 Other Conditions. Each Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate may require that a Key Employee or Director (as a condition to the exercise of an Option or a Stock Appreciation Right or the issuance of Stock subject to a Stock Grant) enter into any agreement or make such representations prepared by the Company, including (without limitation) any agreement which restricts the transfer of Stock acquired pursuant to the exercise of an Option or a Stock Appreciation Right or a Stock Grant or provides for the repurchase of such Stock by the Company.

      16.6 Rule 16b-3. The Committee shall have the right to amend any Option, Stock Grant or Stock Appreciation Right to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to a Key Employee or Director as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

      16.7 Loans. If approved by the Committee, the Company may lend money to, or guarantee loans made by a third party to, any Key Employee or Director to finance all or a part of the exercise of any Option granted under this Plan or the purchase of any Stock subject to a Stock Grant under this Plan and all, or any portion of, his or her federal, state and local income tax liability which the Committee deems attributable to his or her exercise of an Option or Stock Appreciation Right or his or her interest in the shares of Stock issued under his or her Stock Grant becoming non-forfeitable, and the exercise of an Option or the purchase of any such Stock with the proceeds of any such loan shall be treated as an exercise or purchase for cash under this Plan.

      16.8 Provision for Income Taxes. The Committee acting in its absolute discretion shall have the power to authorize and direct the Company to pay a cash bonus (or to provide in the terms of a Stock Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate for the Company to make such payment) to a Key Employee or Director to pay all, or any portion of, his or her federal, state and local income tax liability which the Committee deems attributable to his or her exercise of an Option or Stock Appreciation Right or his or her interest in the shares of Stock issued under his or her Stock Grant becoming non-forfeitable and, further, to pay any such tax liability attributable to such cash bonus.

      IN WITNESS WHEREOF, AFC Enterprises, Inc. has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.

AFC ENTERPRISES, INC

By:

EXHIBIT C

AFC ENTERPRISES, INC.

ANNUAL EXECUTIVE BONUS PROGRAM

§ 1

PURPOSE

      The purpose of the Program is to give each participant the opportunity to receive a bonus for each Fiscal Year and/or for one or more than one Fiscal Quarter payable in cash if, and to the extent, the Committee determines that the Performance Goals set by the Committee for such Participant for such Measurement Period have been met.

§ 2

DEFINITIONS

      2.1.     Business Criteria. The term “Business Criteria” for purposes of this Program means (1) AFC Enterprises, Inc.’s return over capital costs or increases in AFC Enterprises, Inc.’s return over capital costs, (2) AFC Enterprises, Inc.’s system-wide sales or the growth in system-wide sales, (3) AFC Enterprises, Inc.’s total earnings or the growth in such earnings, (4) AFC Enterprises, Inc.’s consolidated earnings or the growth in such earnings, (5) AFC Enterprises, Inc.’s earnings per share or the growth in such earnings, (6) AFC Enterprises, Inc.’s net earnings or the growth in such earnings, (7) AFC Enterprises, Inc.’s earnings before interest expense, taxes, depreciation, amortization and other non-cash items or the growth in such earnings, (8) AFC Enterprises, Inc.’s earnings before interest and taxes or the growth in such earnings, (9) AFC Enterprises, Inc.’s consolidated net income or the growth in such income, (10) the value of AFC Enterprises, Inc.’s common stock or the growth in such value, (11) AFC Enterprises, Inc.’s stock price or the growth in such price, (12) AFC Enterprises, Inc.’s return on assets or the growth on such return, (13) AFC Enterprises, Inc.’s cash flow or the growth in such cash flow, (14) AFC Enterprises, Inc.’s total shareholder return or the growth in such return, (15) AFC Enterprises, Inc.’s expenses or the reduction of AFC Enterprises, Inc.’s expenses, (16) AFC Enterprises, Inc.’s system unit growth, (17) AFC Enterprises, Inc.’s overhead ratios or changes in such ratios, and (18) AFC Enterprises, Inc.’s operating margins or the growth in such margins.

      2.2.     Code. The term “Code” for purposes of this Program means the Internal Revenue Code of 1986, as amended from time to time.

      2.3.     Committee. The term “Committee” for purposes of this Program means the People Services (Compensation) Committee of the Board of Directors of AFC Enterprises, Inc., or, if all the members of such Committee fail to satisfy the requirements to be an “outside director” under § 162(m) of the Code, a sub-committee of such committee which consists solely of members who satisfy such requirements.

      2.4.     Fiscal Quarter. The term “Fiscal Quarter” for purposes of this Program means a fiscal quarter of AFC Enterprises, Inc.’s fiscal year.

      2.5.     Fiscal Year. The term “Fiscal Year” for purposes of this Program means AFC Enterprises, Inc.’s fiscal year.

      2.6.     Measurement Period. The term “Measurement Period” for purposes of this Program means the Fiscal Year and/or Fiscal Quarter or Fiscal Quarters designated by the Committee for a Participant.

      2.7.     Participant. The term “Participant” for purposes of this Program means for each Measurement Period each individual who is designated as such by the Committee under § 3.

      2.8.     Performance Goals. The term “Performance Goals” for purposes of this Program means the goal, or the combination of goals, set under § 4 by the Committee for each Participant for each Measurement Period with respect to the Business Criteria selected by the Committee for such Measurement Period.

      2.9.     Program. The term “Program” means this AFC Enterprises, Inc. Annual Executive Bonus Program as in effect from time to time.

      2.10.     AFC Enterprises, Inc. The term “AFC Enterprises, Inc.” for purposes of this Program means AFC Enterprises, Inc., a Minnesota corporation, and any successor to AFC Enterprises, Inc.

§ 3

PARTICIPATION

      The Committee for each Measurement Period shall have the right to designate any executive officer of AFC Enterprises, Inc., including AFC Enterprises, Inc.’s chief executive officer, and any other employee of AFC Enterprises, Inc. who the Committee deems a key employee as a Participant in this Program provided such designation is made in the case of a Fiscal Year Measurement Period no later than 90 days after the beginning of such Measurement Period and in the case of a Measurement Period based on one or more Fiscal Quarters before 25% of the Fiscal Quarter or Fiscal Quarters (as the case may be) has elapsed. The Committee, in its discretion, may designate an executive officer or key employee as a Participant for more than one Measurement Period within a fiscal year of AFC Enterprises, Inc., in which case, for example, a Participant may be eligible to receive a bonus based on meeting Performance Goals set for a Fiscal Year even if Performance Goals set for one or more Fiscal Quarters within such Fiscal Year have not been met.

§ 4

PERFORMANCE GOALS

      The Committee shall set in writing the Performance Goals for each Participant for a Fiscal Year no later than 90 days after the beginning of such Fiscal Year based on such Business Criteria as the Committee deems appropriate under the circumstances. The Committee shall set in writing the Performance Goals for each Participant for a Fiscal Quarter or Fiscal Quarters before 25% of the Fiscal Quarter or Fiscal Quarters has elapsed based on such Business Criteria as the Committee deems appropriate under the circumstances. The Committee shall have the right to use different Business Criteria for different Participants, and the Committee shall have the right to set different Performance Goals for Participants whose goals look to the same Business Criteria. The Business Criteria for each Participant may be based on company-wide performance, division-specific performance, department-specific performance, plant or facility-specific performance, personal performance or on any combination of such criteria. When the Committee sets the Performance Goals for a Participant, the Committee shall establish the general, objective rules which the Committee will use to determine the extent, if any, that a Participant’s Performance Goals have been met and the specific, objective rules, if any, regarding any exceptions to the use of such general rules, and any such specific, objective rules may be designed as the Committee deems appropriate to take into account any extraordinary or one-time or other non-recurring items of income or expense or gain or loss or any events, transactions or other circumstances that the

Committee deems relevant in light of the nature of the Performance Goals set for the Participant or the assumptions made by the Committee regarding such goals.

§ 5

CERTIFICATION

      The Committee at the end of each applicable Measurement Period shall certify the extent, if any, to which the Performance Goals set for each Participant for such Measurement Period have been met and shall determine the bonus payable to a Participant based on the extent, if any, to which he or she met his or her Performance Goals. However, the Committee shall have the right to reduce the bonus determined under this § 5 to the extent that the Committee acting in its discretion determines that the Performance Goals set for a Participant for a Measurement Period no longer were appropriate for such Participant at the end of such Measurement Period. If the Committee certifies that a bonus is payable to a Participant for any Measurement Period, such bonus shall be paid in cash as soon as practical after such certification has been made. However, no Participant shall have a right to the payment of a bonus for any Measurement Period if his or her employment with AFC Enterprises, Inc. has terminated for any reason whatsoever before the date the bonus is actually paid unless the Committee in the exercise of its absolute discretion affirmatively directs AFC Enterprises, Inc. to pay such bonus to, or on behalf of, such Participant.

§ 6

BONUS CAP

      No bonus shall be paid to any Participant for any Fiscal Year under this Program to the extent such bonus would exceed 300% of the Participant’s base salary paid to the Participant during such Fiscal Year or $3 million, whichever is less. In addition, no bonus shall be paid to any Participant for any one or more Fiscal Quarters under this Program to the extent such bonus would exceed 300% of the Participant’s base salary paid to the Participant during such one or more Fiscal Quarters or $750,000 for each Fiscal Quarter included in the Measurement Period, whichever is less. However, the Committee shall have the discretion to set a lower cap on the bonus payable to any Participant for any Measurement Period.

§ 7

ADMINISTRATION

      The Committee shall have the power to interpret and administer this Program as the Committee in its absolute discretion deems in the best interest of AFC Enterprises, Inc. and the Committee to the extent practicable shall do so to protect AFC Enterprises, Inc.’s right to deduct, in light of § 162(m) of the Code, any bonus payable under this program to any Participant who is AFC Enterprises, Inc.’s chief executive officer or one of its four other executive officers who are treated under § 162(m) of the Code as a “covered employee” for a Fiscal Year.

§ 8

AMENDMENT AND TERMINATION

      The Committee shall have the power to amend this program from time to time as the Committee deems necessary or appropriate and to terminate this program if the Committee deems such termination in the best interest of AFC Enterprises, Inc.

§ 9

MISCELLANEOUS

      9.1.     General Assets. Any bonus payable under this Program shall be paid exclusively from AFC Enterprises, Inc.’s general assets.

      9.2.     General Creditor Status. The status of each Participant with respect to his or her claim for the payment of a bonus under this Program shall be the same as the status of a general and unsecured creditor of AFC Enterprises, Inc.

      9.3.     No Assignment. Participant shall have the right to assign or otherwise alienate or commute all or any part of the bonus which might be payable to such Participant under this Program, and any attempt to do so shall be null and void.

      9.4.     No Contract of Employment. The designation of any individual as a Participant in this Plan shall not constitute an agreement by AFC Enterprises, Inc. to employ any such individual for any period of time or affect AFC Enterprises, Inc.’s right to terminate his or her employment at any time and for any reason or for no reason.

EXHIBIT D

AFC ENTERPRISES, INC.

AUDIT COMMITTEE CHARTER

Organization

      This charter governs the operations of the audit committee (the “Committee”) of the Board of Directors (sometimes, the “Board”) of AFC Enterprises, Inc. (“AFC” or the “Company”). The Committee shall review and reassess this charter at least annually and, at such time, shall obtain the full Board of Directors’ approval of this charter. The Committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom is independent of management and the Company. Members of the Committee shall be considered independent if, in the opinion of the Board of Directors, they have no relationship that may interfere with the exercise of their independent judgment. All Committee members shall be financially literate and at least one member shall have accounting or related financial management expertise.

Statement of Policy

      The Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the Company’s stockholders, the investment community, and others relating to the Company’s:

•	financial statements and financial reporting process;

•	systems of internal accounting and financial controls;

•	internal audit function;

•	annual independent audit of its financial statements; and

•	legal compliance and ethics programs, as established by management and the Board.

      In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the Company’s internal auditors, and the Company’s management. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose. It is the intent of the Committee to comply with all applicable rules and regulations governing the Committee, such as those of the Securities and Exchange Commission and the NASDAQ stock exchange.

Meetings

      The Committee shall meet at least four times annually. In addition, the Committee shall hold such special meetings as may be called by the chairman of the Committee or at the request of the Company’s independent auditors.

Responsibilities and Processes

      The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors and report the results of their activities to the Board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. However, the Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company’s stockholders.

      The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

      The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate. In carrying out its responsibilities, the Committee will:

     Independent Auditors

      1. On an annual basis, evaluate and recommend to the directors the independent auditors to be selected to audit the Company’s financial statements, subject to stockholder approval, and approve the fees and other compensation to be paid to the independent auditors.

      2. On an annual basis, ensure receipt of, and review with the independent auditors, a written statement required by Independence Standards Board (“ISB”) Standard No. 1, as may be modified or supplemented, and discuss with the auditors their independence. The Committee will recommend that the Board of Directors take appropriate action on any disclosed relationships that may reasonably be thought to bear on the independence of the auditors and satisfy itself that the Company has engaged independent auditors as required by the federal securities laws and the rules and regulations promulgated by the Securities and Exchange Commission.

      3. Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized.

      4. Review each opinion or report of the independent auditors and review any comments or recommendations of the independent auditors with respect to the audited or interim financial statements.

      5. Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

      6. Review the range and cost of audit and non-audit services performed by the independent auditors.

     Financial Reporting Process

      7. Review with the independent auditors and the Company’s financial management, the adequacy and effectiveness of the accounting and financial controls of the Company.

      8. Elicit recommendations from the independent auditors for the improvement of the Company’s internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

      9. Review with appropriate representatives of management and the independent auditors the financial information contained in the Company’s Quarterly Reports on Form 10-Q prior to filing, the Company’s earnings announcements prior to release, and the results of the independent auditors’ review of Interim Financial Information pursuant to Statement of Auditing Standards

Statement No. 71. The chairman of the Committee may represent the entire Committee, either in person or by telephone conference call, for purposes of this review.

      10. Review with appropriate representatives of management and the independent auditors at the completion of the annual audit of the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the last fiscal year and prior to its filing:

•	the Company’s annual consolidated financial statements and related footnotes;

•	the independent auditors’ audit of the consolidated financial statements and their report;

•	any significant changes required in the independent auditors’ examination plan;

•	any serious difficulties or disputes with management encountered during the course of the audit; and

•	other matters related to the conduct of the audit which are to be communicated to the Committee under general accepted auditing standards including, discussions relating to the independent auditors’ judgments about such matters as the quality, not just the acceptability, of the Company’s accounting practices and other items set forth in Statement of Auditing Standards Statement No. 61 (“SAS 61”) (Communication with Audit Committees) or other such auditing standards that may in time modify, supplement or replace SAS 61.

     Review of Other Documents and Reports

      11. Receive prior to each meeting, if applicable, a summary of findings from any completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

      12. Review the activities, organizational structure, and qualifications of accounting and financial human resources within the Company.

      13. Review the programs and policies of the Company designed to ensure compliance with applicable laws and regulations and monitoring the results of these compliance efforts.

      14. Review the procedures established by the Company that monitor the compliance by the Company with the covenants and restrictions contained in its loan agreements.

      15. Review with the Company’s counsel any legal matter that could have a significant impact on the Company’s financial statements.

     Accountability to Board of Directors

      16. Report through its chairman to the Board of Directors following the meetings of the Committee.

      17. Maintain minutes or other records of meetings and activities of the Committee, all of which shall be submitted to the corporate secretary to be filed with the minutes of meetings of the Company’s Board of Directors.

      18. Review this Charter annually and report and make recommendations to the Board of Directors regarding revisions to this Charter.

     Other

      19. Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

      20. Consider such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Committee may, in its discretion, determine to be advisable.

      21. Perform any other activities consistent with this Charter, the Company’s by-laws and charter documents and governing law as the Committee or the Board of Directors deems necessary or appropriate.

      22. Prepare and review the Committee report for inclusion in any annual stockholders’ meeting proxy statement. The Committee report must state whether the Committee:

•	has reviewed and discussed the audited consolidated financial statements with management;

•	has discussed with the independent auditors the matters required to be discussed by SAS 61, as may be modified, supplemented or replaced; and

•	has received the written disclosures from the independent auditors required by ISB Standard No. 1, as may be modified or supplemented, and has discussed with the auditors their independence; and

•	has recommended to the Board of Directors, based on the review and discussions referred to above, that the Company’s consolidated financial statements be included in the Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

________________________________________________________________________________

Admission Card

________________________________________________________________________________

      You should bring this Admission Card to the Annual Meeting to be admitted. Only the shareholder whose name appears on this card will be admitted. Due to space limitations, admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 A.M.

AFC ENTERPRISES, INC.

2002 ANNUAL SHAREHOLDERS MEETING
TUESDAY, MAY 14, 2002, 9:00 A.M., LOCAL TIME
THE CROWNE PLAZA RAVINIA – ATLANTA HOTEL
ATLANTA, GEORGIA 30346

Detach and return Proxy Card; retain Admission Card

----------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AFC ENTERPRISES, INC.

    The undersigned hereby appoints Frank J. Belatti and Gerald J. Wilkins, and each of them, as proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of common stock, par value $.01 per share, of AFC Enterprises, Inc. that the undersigned would be entitled to vote on the matters described in the accompanying Proxy Statement and Notice of 2002 Annual Shareholders Meeting, receipt of which is hereby acknowledged, and upon any other business which may properly come before the Annual Meeting to be held at the Crowne Plaza Ravinia – Atlanta Hotel, 4355 Ashford Dunwoody Road, N.E., Atlanta, Georgia 30346, on Tuesday, May 14, 2002 at 9:00 a.m., local time, or any adjournment thereof.

    The proxies shall vote subject to the directions indicated on this proxy card, and the proxies are authorized to vote in their discretion upon other business as may properly come before the Annual Meeting or any adjournment thereof. The proxies will vote as the Board of Directors recommends where a choice has not been specified. If you wish to vote in accordance with the recommendations of the Board of Directors, all you need to do is sign and return this card. The proxies cannot vote your shares unless you sign, date and return this proxy card.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR ITEMS 1, 2, 3, 4 AND 5.

Please mark your votes as

indicated in this example: ☒

1.	Election of Directors.

☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS

Nominees:	(01)	Victor Arias, Jr.	(02)	Frank J. Belatti	(03)	Carolyn Hogan Byrd	(04)	Matt L. Figel
	(05)	Dick R. Holbrook	(06)	R. William Ide, III	(07)	Kelvin J. Pennington	(08)	John M. Roth
	(09)	Ronald P. Spogli	(10)	Peter Starrett	(11)	Gerald J. Wilkins

(INSTRUCTIONS: To withhold authority to vote for any individual nominee mark the “EXCEPTIONS” box and write that nominee’s name on the space provided below.)

             *EXCEPTIONS:

2.	Approval of Amendment to Articles of Incorporation to Increase the Number of Authorized Shares of Common Stock.

☐ FOR              ☐ AGAINST              ☐ ABSTAIN

(Continued and to be dated and signed on reverse side)

Detach and return Proxy Card; retain Admission Card

----------------------------------------------------------------------------------------------------------------------------------------------------------------------

3. Approval and Adoption of Employee Stock Purchase Plan.	☐ FOR ☐ AGAINST ☐ ABSTAIN

4. Approval and Adoption of 2002 Incentive Stock Plan.	☐ FOR ☐ AGAINST ☐ ABSTAIN

5. Approval of Material Terms of the Annual Executive Bonus Program.	☐ FOR ☐ AGAINST ☐ ABSTAIN

     Please sign EXACTLY as your name(s) appears hereon. If shares are held jointly, each joint owner should sign. When signing as administrator, attorney, executor, guardian or trustee, please give your full title. If the shareholder is a corporation or partnership, please sign the full corporate or partnership name by a duly authorized person.

Dated:	, 2002

Signature

Signature

This proxy, if properly executed and delivered, will revoke all prior proxies.

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD IN THE ACCOMPANYING ENVELOPE.

NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.